EXHIBIT 10(L)



                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT, made and entered into as of June 25, 1999, by and between Telebyte Technology, Inc., a Nevada corporation (the "Company"), and Michael Breneisen (the "Executive").

                                    RECITALS:

         1. The Company wishes to employ the Executive upon the terms and subject to the conditions set forth in this Agreement.

         2. The Executive is willing to serve in the employ of the Company upon the terms and subject tothe conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

1.       EMPLOYMENT; DUTIES.

                  (a) The Company hereby employs the Executive as President, Chief Operating Officer and Chief Financial Officer of the Company, and the Executive hereby accepts such employment.

                  (b) In his capacity as President, Chief Operating Officer and Chief Financial Officer of the Company, the Executive shall report to the Chief Executive Officer of the Company and shall have such responsibilities and duties consistent with his respective positions, and of such a nature as are usually associated with his offices as may be designated from time to time by the Board of Directors of the Company (the "Board of Directors").

                  (c) The Executive shall faithfully and diligently discharge his duties hereunder, including the implementation of the policies established by the Board of Directors. In the performance of his duties and functions under this Agreement, the Executive shall devote such time as is consistent with his position as President, Chief Operating Officer and Chief Financial Officer.

                  (d) During the Employment Term, the Employee shall (i) if elected or appointed, serve as (a) an officer of any subsidiaries of the Company in existence or hereafter created or acquired and (b) a Director of the Company and/or any such subsidiaries of the Company, and (ii) serve as the Chief Executive Officer of the Company's subsidiary, DeliverNextDay.com, Inc. (the "Subsidiary") for so long as the Company has the power to appoint the Employee to such positions and such Subsidiary is in existence, in each case without any additional compensation for such services.


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                                       11



                  (a) Initial Term. Unless renewed or sooner terminated as provided herein, the initial term (the "Initial Term") of this Agreement shall begin on the date hereof and shall continue for a period of three (3) years.

                  (b) Renewal Term. After the expiration of the Initial Term, this Agreement shall be deemed renewed for a successive three (3) year term, and thereafter for successive two year terms (such three (3) year term and each successive two (2) year term being hereinafter referred to as a "Renewal Term"), unless the Company or the Executive gives written notice to the other on or prior to the date which is one (1) year prior to the end of the Initial Term or any Renewal Term, of the election to terminate this Agreement at the end of the Initial Term or the then current Renewal Term. The Initial Term and any Renewal Terms shall be hereinafter collectively referred to as the "Employment Term".

3.       COMPENSATION.

                  (a) Salary. The Company shall pay the Executive an annual base gross salary which is not less than $75,000 per year (as the same may be increased from time to time as hereinafter provided, the "Salary").

                  The Salary may be increased (but not decreased) from time to time by the Board of Directors, and shall in any event be subject to annual review at the meeting of the Board of Directors immediately following the annual meeting of the shareholders of the Company.

                  (b) Incentive Compensation. The Executive shall be entitled to an annual performance bonus as may be determined by the Board of Directors, in its sole discretion.

4.       BENEFITS.

                  (a) Benefit Plans. The Executive shall be entitled to participate in and receive the benefits under any pension, profit-sharing, bonus, stock purchase, stock option, stock bonus, health, life, accident and disability insurance plans or programs and any other employee benefit or fringe benefit plans, perquisites or arrangements which the Company makes available generally to other employees, including, without limitation, to the senior executive officers of the Company, to the extent that the Executive is otherwise eligible to participate in such plans or arrangements pursuant to the provisions of such plans or arrangements as they may be in effect from time to time.

                  (b) Automobile. The Company shall provide the Executive with a leased vehicle, substantially equivalent to the vehicle presently being provided to the Executive, for use by the Executive. In addition, the Company shall also pay for insurance, maintenance, fuel and other costs incurred by the Executive in the use and maintenance of such a vehicle.

                  (c)      Life Insurance; Medical Benefits.



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                           (i) The Company  shall,  at its own cost and expense,
                  (x) obtain a whole life insurance policy on the life of the Executive in the amount of $250,000, which policy shall be
                  owned  by  the   Executive   and  shall  be  payable  to  such
                  beneficiary or beneficiaries as the Executive may designate, and, (y) provide medical benefits at least equivalent to those benefits which the Executive heretofore received, for the period required herein under Section 6 hereof.

                           (ii) In the event the acquired  whole life  insurance
                  referred  to  in  (c)(i)   above  is   terminated,   and  such
                  termination is due to a default by the Company under such policy or is otherwise the fault of the Company, the Company shall obtain an equivalent life insurance policy and maintain such life insurance policy for the period required herein. In the event the acquired whole life insurance referred to in
                  (c)(i) above is terminated, and such termination is not the result of any action or inaction by the Company, the Company shall purchase such whole life insurance as shall be available at a cost equivalent to the premium being paid for the acquired whole life insurance, and maintain the same for the period required herein.

                  (d) Annual Leave and Holidays. The Executive shall be entitled to four (4) weeks paid annual leave during each year of the Employment Term hereof. To the extent the Executive shall not take four (4) weeks annual leave during any year, the unused time shall accrue and carry forward to future years. Upon termination of the Executive's employment for any reason, the Executive shall receive a cash payment for any accrued but unused annual leave up to a maximum of six (6) months. The Executive shall be entitled to such holidays as determined by the Company's policy with respect to employees in effect on the date hereof, and as amended.

                  (e) Expenses. The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive in the performance of his services hereunder (including 100% of reasonable travel and entertainment expenses), provided, that the expenses are consistent with the Company's established policies with respect to the incurrence of expenses and the Executive submits expense statements or vouchers or such other supporting information as the Company may reasonably require of the Executive.

5.       TERMINATION OF EMPLOYMENT.

         (a) Notwithstanding the provisions of paragraph 2 hereof, this Agreement may be terminated as follows:

                           (i)      Upon Notice.  At the end of the Employment
 Term with respect to which notice is given by the Executive or the Company pursuant to paragraph 2(b) hereof electing not to renew this Agreement.

                           (ii)     Death. The Executive's  employment hereunder
 shall terminate  automatically as of the date of his death.




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                           (iii)  Disability.  The  Company  may  terminate  the
                           Executive's   employment   hereunder   after   having
                           established the Executive's "Disability" (as defined below), by giving the Executive written notice of its intention to terminate the Executive's employment due to such Disability. For purposes of this Agreement,
                           "Disability"  means  the  Executive's   inability  to
                           perform substantially his duties and responsibilities to the Company by reason of a physical or mental incapacity or infirmity (i) for a continuous period of one hundred eighty (180) days, not including any permitted annual leave days or holidays; or (ii) for a cumulative period of one hundred eighty (180) days in any twelve (12) month period, not including permitted annual leave days or holidays ; or (iii) at such earlier time as the Executive submits medical
                           evidence   satisfactory   to  the  Company  that  the
                           Executive has a physical or mental disability or infirmity that will likely prevent the Executive from
                           substantially     performing     his    duties    and
                           responsibilities for one hundred and eighty (180) days or longer. In the event of any disagreement between the Executive and the Company as to whether the Executive is physically or mentally incapacitated so as to constitute a "Disability" hereunder, the question of such incapacity shall be submitted to an impartial and reputable physician selected by mutual agreement of the Company and the Executive, or failing such agreement, selected by two physicians (one of whom shall have been selected by the Company,
                           and   the   other   by  the   Executive),   and   the
                           determination of the question of such incapacity by such physician shall be final and binding upon the Company and the Executive. The Company shall pay the
                           fees  and  expenses  of  such   physician,   and  the
                           Executive shall submit to any medical examinations reasonably necessary to enable such physician to make
                           a   determination   as  to  whether  the  Executive's
                           incapacity constitutes a Disability hereunder.

                           (iv)     Cause.   The  Company  shall  have the right
                          to terminate the Executive's employment for "Cause". For purposes of this Agreement, "Cause" shall mean:

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                                    (i) the willful and continued failure by the
                                    Executive  to  perform   substantially   his
                                    duties to the  Company  (other than any such
                                    failure   resulting  from  his   Disability)
                                    within a  reasonable  period of time after a
                                    written demand for  substantial  performance
                                    is delivered  to the  Executive by the Board
                                    of  Directors,   which  demand  specifically
                                    identifies the manner in which the Board of Directors believes that the Executive has not substantially performed his duties; (ii) the willful misconduct by the Executive in the performance of his material duties to the Company; (iii) the grossly negligent performance by the Executive of his duties to the Company, if such grossly negligent performance is determined by the Board of Directors to have had or to be reasonably likely to have a material adverse effect on the business, assets, prospects or financial condition of the Company, or (iv) material breach by the Executive of Section 7 hereof.

                           (v) Termination for Good Reason. The Executive may terminate his employment under this Agreement for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent, (i) an alteration in any material respect in the nature or status of the Executive's responsibilities (including reporting) from those contemplated by Section 1(a) and 1(d)(ii) or the assignment to the Executive of any duties inconsistent with the Executive's status as President, Chief Operating Officer and Chief Financial Officer of the Company or Chief Executive Officer of the Subsidiary (provided, however, "Good Reason" shall not include any of the forgoing with respect to the Subsidiary in the event that the
                           Company does not have the power to appoint the Executive as Chief Executive Officer of the Subsidiary and/or the Subsidiary is not in existence), or (ii) a reduction in the Executive's compensation from that contemplated by Section 3(a) (as the same may be increased from time to time), or
                           (iii) the willful and continued failure by the Company to substantially perform its obligations under this Agreement within a reasonable period of time after written demand for substantial performance is delivered to the Company by the Executive, which demand specifically identifies the manner in which the Executive believes that the Company has not substantially performed its duties, or (iv) the relocation of the Executive to a facility or a location more than 50 miles from the Executive's then present location, without the Executive's prior express written consent.

                           (vi) Transfer Event. The Executive shall have the right to terminate this Agreement upon thirty (30) days' prior written notice to the Company, or any successor of the Company, as the case may be, in the event of a "Transfer Event" (as defined below). For purposes of this Agreement, "Transfer Event" means:

                           (A) a Transfer of substantially all of the assets of the Company, (B) a change in control of the board of directors of the Company pursuant to which any single Person or two or more Persons acting in concert (other than one or more Affiliates of the Company on the date hereof) acquires control of such board of directors or (C) the Transfer of at least 33 1/3% or more of the voting equity interests in the Company (or any parent of the Company), whether by sale, merger, consolidation or otherwise, to any single Person or two or more Persons acting in concert; provided that two or more Persons shall be considered to be acting in concert for purposes of clauses (B) and (C) hereof only if such Persons would have been considered to be acting in concert as a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, for such purposes treating voting equity interests of the Company held or acquired by such Persons as if such voting equity interests were equity securities in respect of which a Schedule 13D would be required to be filed with the Securities and Exchange Commission and as if the requisite percentage and other threshold conditions to such filing were satisfied; provided, further, that a "Transfer Event" shall not include a pledge of the voting equity interests in the Company to the holders of debt financing or any refinancing thereof (but shall include a Transfer arising from the exercise of such holders rights under such pledge). The Company agrees to give the Executive prompt written notice of the occurrence of any Transfer Event. For purposes of this Section 5(a)(vi):

"Person"  means  any  individual,   corporation,   partnership,  joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
governmental body.

"Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

"Transfer" means sell, transfer, convey, lease and/or deliver (other tenses of the term have similar meaning) or sale, transfer, assignment, conveyance, lease and/or delivery, as indicated by the context.

                  (b) In the event that this Agreement is terminated pursuant to Section (a) above, except as set forth in the immediately succeeding sentence, the Executive shall be released from any further obligations under this Agreement, and the Company shall be released from any further obligations hereunder, except for obligations accrued to the date of termination, including under Section 6 hereof. Termination of this Agreement pursuant to Section 5(a) shall in no way abrogate or relieve the Executive of his obligations, to the extent applicable, under Sections 7 and 8 hereof.

6.       EFFECT OF TERMINATION.

                  (a)  Upon  and  following   termination  of  the   Executive's
employment because of death as provided in subsection 5(a)(ii) above, the Company shall (i) continue to pay to the Executive's spouse, if any, the amount of the Executive's Salary as provided in Section 3(a) at the rate in effect immediately prior to termination of his employment, for a period of one (1) year from the date of termination of the Executive's employment, (ii) continue to provide medical benefits equivalent to the medical benefits contemplated in
Section 4(a) hereof for the Executive's spouse, if any, for a period of one (1) year from the date of termination of the Executive's employment, and (iii) continue to provide an automobile as contemplated in Section 4(b) hereof, to the Executive's spouse, if any, for a period of twelve (12) months from the date of termination of the Executive's employment.

                  (b) Upon and following termination of the Executive's employment because of Disability as provided in subsection 5(a)(iii) above, the Company shall (i) continue to pay the Executive, or, in the event of the death of the Executive, his spouse, the amount of the Executive's Salary as provided in Section 3(a) at the rate in effect immediately prior to termination of his employment, for a period of twelve (12) months, less the amount of any disability payments made by the Company or any Company plan, (ii) continue to provide medical benefits equivalent to the medical benefits contemplated in
Section 4(a) hereof and to maintain  the whole life  insurance  contemplated  in
Section 4(c) hereof for a period of one year from the date of termination of the Executive's employment, and (iii) continue to provide an automobile as contemplated in Section 4(b) hereof for a period of twelve (12) months from the date of termination of the Executive's employment.

                  (c) In the event the Executive's employment is terminated by the Executive for Good Reason, or by the Company other than for death, Disability or Cause, the Company shall make a lump sum payment to the Executive equal to the greater of (i) his Salary for the remainder of the then current Employment Term or (ii) an amount equal to one (1) year's Salary at the then current rate, provided, however, that if notice has been sent under Section 2(b) hereof prior to such termination of employment, the Company shall make a lump sum payment to the Executive equal to the Executive's Salary for the remainder of the then current Employment Term (or, in each case, in the event of the subsequent death of the Executive, to his spouse, if any), and, shall continue to provide medical benefits equivalent to the medical benefits contemplated in
Section 4(a) hereof,  and to maintain the whole life insurance  contemplated  by
Section 4(c) hereof for such period.

                  (d) In the event the Executive's employment is terminated upon the occurrence of a Transfer Event, the Company shall make a lump sum payment to the Executive in an amount equal to two and ninety-nine one hundredths (2.99) times the Employee's "base amount," as such term is defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding anything to the contrary contained in this paragraph (d), the Company shall reduce the amount of any payment referred to in this paragraph (d) to the extent that the Company is advised by tax counsel selected by the Company that any portion of any other payment in the nature of compensation to be made to the Executive (whether pursuant to this Agreement or otherwise) would not be deductible by the Company as a result of the application of Section 280G of the Code; provided, however, that the payments referred to in this paragraph (d) shall not be reduced to the extent that such counsel advises the Company that any amount of such payments in the nature of compensation to be made to the Executive is "reasonable" within the meaning of Section 280G(b)(4) of the Code; provided further that no payment which is payable to the Executive pursuant to this paragraph (d) shall be reduced if, in the opinion of such counsel, such payment does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code. Under no circumstances shall the amount payable to the Executive under this paragraph (d) be reduced to an amount less than the amount payable pursuant to paragraph (c) hereof.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, in the event of a termination by the Company of the Executive's employment hereunder, or the termination by the Executive of his employment for Good Reason or upon the occurrence of a Transfer Event, the Executive shall not be required to seek other employment in mitigation of his damages, nor shall the possibility or fact of any other such employment and the compensation which the Executive might reasonably be expected to receive, actually receives, or to which the Executive becomes entitled, by reason thereof, be considered as mitigating his damages.

7.       COVENANTS.

                  (a) In view of the fact that the Company is engaged in specialized businesses, which businesses are conducted throughout the world, and the information, research and marketing data developed by the Company or any of its subsidiaries or affiliates are confidential, the Executive agrees that, during his employment and for a period of one (1) year from the termination of his employment with the Company either (i) by the Company for Cause or based on the Executive's Disability or (ii) by the Executive other than for Good Reason, he will not (A) directly or indirectly engage in the business substantially conducted by the Company at the date of such termination, either for himself or for any person, employer, business or other entity in competition with the Company, (B) engage in any such business on his own account, or (C) become interested in any such business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that ownership of less than 5% of any class of outstanding securities of a company registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, shall not be deemed to constitute engaging, participating in, or becoming interested in any such business. Notwithstanding the foregoing, if this Agreement shall not be renewed at the end of the Initial Term or any Renewal Term, the Executive agrees to be subject to the foregoing restrictive covenants during the one-year period following the termination of this Agreement if the Company pays to him during such one year period an amount equal to the Salary payable to him at the time of such termination. Such Salary shall be payable to the Executive in equal installments on a weekly basis.

                  (b) During his employment and for a period of one (1) year thereafter, the Executive and any entity controlled by the Executive shall not, directly or indirectly, (i) make any false or malicious statement, oral or written, which is injurious to the business, reputation or operations of the Company, its officers or directors, as applicable, or which may interfere with the good will of the Company or its relations with its customers and suppliers, or (ii) solicit, interfere with, hire, offer to hire or induce any person who is an officer, employee or agent of the Company to discontinue his or her relationship with the Company or any subsidiary or affiliate of the Company, or to accept employment by any other entity or person.

                  (c) The Executive agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Company, including, without limitation, customer lists, trade secrets, pricing policies and other confidential business affairs of the Company and any of its subsidiaries or affiliates ("Confidential Information") learned by him from the Company or any of its subsidiaries or affiliates and not to disclose any such Confidential information to anyone outside the Company or any of its subsidiaries or affiliates, whether during or after his period of service with the Company, except in the course of performing his duties hereunder; provided, however, Confidential Information shall not include information that (i) is known generally by the public on the date of the Executive's termination, (ii) has otherwise come into the public domain without a breach by the Executive, under this Agreement, (iii) is required to be disclosed pursuant to applicable Federal, state or local laws or judicial process or (iv) was already known to the Executive (as reasonably established by him) at the time it became available to him by reason of his employment with the Company and was obtained without a breach of any agreement of confidentiality or non-disclosure. Upon request by the Company, the Executive agrees to deliver promptly to the Company upon termination of his employment, or at any time thereafter as the Company may request, all Company memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) containing such Confidential Information and all property of the Company or any of its subsidiaries or affiliates which the Executive may then possess or have under his control.

                  (d) The Executive agrees that all processes, technologies and inventions, including new contributions, improvements, formats, packages, programs, systems, machines, compositions of matter manufactured, developments, applications and discoveries which are related in any manner to the business (commercial or experimental) of the Company during the term of the Executive's employment, whether patentable or not, conceived, developed, invented or made by the Executive, or by the Executive jointly with others during the term of his employment with the Company, or by the Company or its affiliates or on their behalf (collectively, "New Developments"), shall belong to the Company, and, the Company shall have the sole right to all proceeds arising from or related to such New Developments. The Executive shall further: (a) promptly disclose such New Developments to the Company; (b) assign to the Company, without additional compensation, all patent or other rights to such New Developments for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventorship, all at the sole cost and expense of the Company.

                  (e) If the Executive commits a material breach of any of the provisions of this Section 7, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court of competent jurisdiction, it being acknowledged and agreed to by the Executive that any such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. The provisions of this
Section 7 shall survive the expiration or termination of this Agreement.

                  (f) Although the restrictions contained in this Section 7 are considered to be fair and reasonable in the circumstances, it is recognized that restrictions of the nature contained in this Section 7 may fail for technical reasons; accordingly, if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in this Section 7 shall apply, at the election of the Company, with such modifications as may be necessary to make them valid, effective and enforceable, in the particular jurisdiction in which such restrictions are adjudged to be void or unenforceable.

                  (g) For purposes of this Section 7, the term "Company" shall mean and include any and all subsidiaries, parents and affiliates of the Company in existence from time to time. For purposes of Section 7 of this Agreement, the term "affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 933, as amended.

8.       MISCELLANEOUS.

                  (a) This Agreement or any rights or obligations hereunder may not be assigned by any of the parties hereto without the prior written consent of the other party; provided, however, that this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger or consolidation of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company, as the case may be.

                  (b) This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be construed and enforced according to the laws of the State of New York without giving effect to the conflict of laws rules thereof.

                  (c) This Agreement contains the full and complete agreement of the parties relating to the employment of the Executive hereunder and supersedes all prior agreements, arrangements or understandings, whether written or oral, relating thereto. Neither this Agreement, nor any provision hereof, may be amended, modified, waived or supplemented except by written instrument signed by the parties hereto, and a written waiver of any of the provisions shall be valid and effective only if signed by each of the parties hereto and shall be valid and effective only in the instance for which given.

                  (d) If any provision of this Agreement is held to be invalid or enforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as near to its original terms and intent as possible.

                  (e) All provisions of this Agreement which, by their nature, should survive termination of this Agreement, including, but not limited to,
Section 7, shall survive said termination.

                  (f) All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been received five (5) business days after the date of mailing when mailed by certified mail, return receipt requested, postage prepaid, or one business day after the date of delivery by a recognized overnight delivery service, or upon receipt of confirmation of transmission when sent by telecopier, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this subsection (f): (a) if to the Company, to Telebyte Technology, Inc., 270 Pulaski Road, Greenlawn, New York 11740, Telecopier No.: (631) 385-8184 Attention: Board of Directors, and (b) if to the Executive, at his address set forth on the signature page hereof.

                  (g) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (h) The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

                  (i)  This   Agreement   may  be  signed   in  any   number  of
counterparts, each of which shall be deemed an original, but when taken together as a whole shall constitute one and the same instrument.

                  (j) The Company may withhold from any amounts payable under this Agreement, any federal, state and local income taxes, social security taxes and other taxes and deductions as required by applicable law.

                  (k) (i) The  Executive  and the Company agree and consent that
(A) any controversy or claim arising out of or relating to this Agreement, its scope, or the breach or interpretation of any provision hereof shall be settled by arbitration before a panel of three (3) arbitrators and otherwise in accordance with the rules then obtaining of the American Arbitration Association; (B) such arbitration shall be held in the City of Hauppauge, County of Suffolk and State of New York; (C) the award in any such arbitration shall be final, binding and conclusive; and (D) judgment on any award of any such arbitration, including, but not limited to specific performance, may be entered in any court having jurisdiction thereof. Notice of any arbitration shall be sufficient if given in accordance with Section 8(f) hereof.

                           (ii)     Each party shall pay its or his own expense
of  arbitration,  and the  expenses
of the arbitrators and the arbitration proceeding shall be equally shared; provided, however, that, if, in the opinion of a majority of the arbitrators, any claim or defense was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrators and the arbitration proceeding against the party raising such unreasonable claim or defense; provided, further, that, if the arbitration proceeding relates to the issue of "Cause" for termination of employment, (a) if, in the opinion of a majority of the arbitrators, "Cause" existed, the arbitrators shall assess, as part of their award, all of the arbitration expenses of the Company (including reasonably attorneys' fees) and of the arbitrators and the arbitration proceeding against the Executive or (b) if, in the opinion of a majority of the arbitrators, "Cause" did not exist, the arbitrators shall assess, as part of their award, all of the arbitration expenses of the Executive (including reasonable attorneys' fees) and of the arbitrators and the arbitration proceeding against the Company.

                  (l) The Company will pay to the Executive an amount that, on an after-tax basis (including federal income, excise and social security taxes, and state and local income taxes), equals any excise tax that is determined to be payable by the Executive pursuant to Section 4999 of the Code (and any interest or penalties related to the imposition of such excise tax), by reason of entitlements under this Agreement (including this paragraph (l)), as well as entitlements outside of this Agreement that are described in Section 280G(b)(2)(A)(i) of the Code (including without limitation under the Stock
Option Agreement, dates as of June 29, 1999, between the Company and the Executive), but after taking into account the payment reduction described in
Section 6(d) hereof.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                                       TELEBYTE TECHNOLOGY, INC.

                                                 By: __________________________
                                                           Kenneth S. Schneider
                                                              Chairman and CEO


                                                  -----------------------------
                                                           Michael Breneisen
                                                           12 Olympia Place
                                                  East Northport, New York 11731








                  STOCK OPTION AGREEMENT made as of the 25th day of June, 1999 between TELEBYTE TECHNOLOGY, INC., a Nevada corporation (the "Company"), and MICHAEL BRENEISEN (the "Optionee").

                WHEREAS, the Optionee is an officer and director of the Company;

                  WHEREAS, the Company desires to provide to the Optionee an additional incentive to promote the success of the Company;

                  NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Optionee the right and option to purchase shares of common stock, par value $.01 per share, of the Company ("Common Shares") under and pursuant to the terms and conditions of the Company's 1999 Stock Option Plan (the "Plan") and upon and subject to the following terms and conditions:

                1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to two hundred thousand (200,000) Common Shares of the Company (the "Option Shares") during the following periods, subject to acceleration as provided in Section 6 hereof:

                (i) all or any part of one hundred thousand (100,000) of the Option Shares (the "2004 Option Shares") may be purchased during the period commencing June 30, 2004 and terminating at 5:00 P.M. on June 29, 2009 (the "Expiration Date"); and

                (ii) all or any part of the remaining one hundred thousand (100,000) Option Shares (the "2005 Option Shares") may be purchased during the period commencing January 1, 2005 and terminating at 5:00 p.m. on the Expiration Date.

                  Notwithstanding the foregoing, the Option shall be exercisable sooner than the dates set forth above as follows:

                           (i)      In the event the Company's  Consolidated Net
Sales (as hereinafter defined)for any consecutive four (4) fiscal quarters, or Market Capitalization (as hereinafter defined) as of the close of business on each day during any consecutive three (3) month period, during the period commencing with the fiscal quarter ending September 30, 1999 and ending with the fiscal quarter ending March 31, 2004 equals or exceeds six million dollars ($6,000,000), the Optionee shall have the right to purchase up to forty thousand (40,000) of the 2004 Option Shares.

                            (ii)     In the event the Company's  Consolidated
Net Sales for any consecutive four (4)fiscal quarters, or Market Capitalization as of the close of business on each day during any consecutive three (3) month period, during the period commencing with the fiscal quarter
ending  September  30, 1999 and ending with the fiscal quarter   ending
March  31,  2004  equals  or  exceeds  ten  million   dollars ($10,000,000),
the Optionee shall have the right to purchase up to sixty thousand (60,000) of the 2004 Option Shares.

                           (iii)    In the event the Company's  Consolidated Net
Sales for any consecutive four (4) fiscal quarters, or Market Capitalization as of the close of business on each day during any consecutive three (3) month period, during the period commencing with the fiscal quarter ending September 30, 1999 and ending with the fiscal quarter ending September 30, 2004 equals or exceeds fifteen million dollars ($15,000,000), the Optionee shall have the right to purchase up to one hundred thousand (100,000) of the 2005 Option Shares.

                  The acceleration provisions set forth above shall only apply once as to each threshold. Accordingly, for example, if the Company's Consolidated Net Sales for the four fiscal quarters ending June 30, 2000 and June 30, 2001, or Market Capitalization as of the close of business on each day during any consecutive three (3) month period during each such period, are each $7,000,000, the Optionee shall have the right to purchase only up to 40,000 of the 2004 Option Shares.

                  However, if the Company's Consolidated Net Sales reach the $10,000,000 or $15,000,000 threshold for a particular four fiscal quarter period (or the Company's Market Capitalization as of the close of business on each day during any consecutive three (3) month period therein reaches either such amount, as the case may be), without first reaching a prior threshold amount, the Optionee shall be entitled to purchase all Option Shares as if the lower threshold had also been met. Accordingly, for example, if the Company's Consolidated Net Sales for the four fiscal quarters ending June 30, 2001 (or the Company's Market Capitalization as of the close of business on each day during any consecutive three (3) month period therein) are $11,000,000 (without the $6,000,000 threshold having been satisfied for any prior period as contemplated above), the Optionee shall be entitled to purchase up to 100,000 of the 2004 Option Shares.

                  As used herein, the term "Consolidated Net Sales" for any particular fiscal quarter shall mean the Company's consolidated net sales for such fiscal quarter determined in accordance with generally accepted accounting principles consistently applied, as audited and reported upon by the independent certified public accountants of the Company with respect to Consolidated Net Sales for a particular fiscal year and otherwise in conformity with the Company's Securities and Exchange Commission quarterly reports. As used herein, the term "Market Capitalization" shall mean the fair market value, as defined in the Plan, of all then issued and outstanding Common Shares of the Company.

                  2. NATURE OF OPTION. The Option to purchase the initial ninety seven thousand eighty-seven (97,087) Common Shares effective each of June 30, 2004 and January 1, 2005 is intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, relating to "incentive stock options." The Option to purchase the remaining Common Shares is not intended to meet such requirements.

                  3. EXERCISE PRICE. The exercise price of each of the Option Shares shall be one dollar and three cents ($1.03) (the "Option Price"). The Company shall pay all original issue or transfer taxes on the exercise of the Option.

                  4. EXERCISE OF OPTIONS. (a) The Option shall be exercised in accordance with the provisions of the Plan. As soon as practicable after the receipt of notice of exercise and payment of the Optio Price as provided for below, the Company shall tender to the Optionee certificates issued in the Optionee's name evidencing the number of Option
Shares covered thereby.

                           (b)      The Option  Price shall be payable in the
manner set forth in Section 13 of the Plan and may, at the election of the
 Optionee, be payable by the delivery of a Promissory Note in, or substantially in, the form attached hereto as Exhibit A (the "Note"), payable to the order of the Company in the principal amount of the balance of the Option Price. The payment of the Note shall be secured by the pledge by the Optionee to the Company of the Option Shares acquired, as provided for in a Pledge Agreement in, or substantially in, the form attached hereto as Exhibit B, to be entered into concurrently therewith.

                5.       TRANSFERABILITY.  The Option  shall not be transferable
                           ---------------
of descent and distribution and, during the Optionee's lifetime, shall not be exercisable by any person other than the Optionee.

                  6. ACCELERATION OF VESTING AND EXERCISING. (a) In the event of a Transfer Event (as such term is defined in that certain Employment Agreement dated as of June 25, 1999 between the Company and the Optionee (the "Employment Agreement")), the death or disability of the Optionee, the termination of the Optionee's employment without Cause (as defined in the Employment Agreement) or the termination by the Optionee of his employment for Good Reason (as defined in the Employment Agreement), all the Options shall become fully vested and immediately exercisable (in the case of a Transfer Event, on the day preceding such event) until the Expiration Date.

                           (b)      In the event the Options become  exercisable
by reason of any of the provisions of Section 6(a), such Options shall remain exercisable until the Expiration Date notwithstanding any subsequent termination of employment with the Company or its subsidiaries for any reason whatsoever.

                  7.       INCORPORATION   BY  REFERENCE.   The  terms  and
conditions  of  the  Plan  are  hereby
incorporated by reference and made a part hereof.

                  8. NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered, against written receipt, or sent by registered or certified mail, return receipt requested, or overnight mail or courier addressed to the Company, 270 Pulaski Road, Greenlawn, New York, 11740, Attention: Chairman of the Board and to the Optionee at the address indicated below. Notices shall be deemed to have been given on the date of hand delivery or five (5) days after mailing, except notices of change of address, which shall be deemed to have been given when received.

                  9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

                  10.      ENTIRE  AGREEMENT.  This  Agreement,   together  with
the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                TELEBYTE TECHNOLOGY , INC.

                                     By:        --------------------------------

                                                Kenneth S. Schneider
                                                Chairman and CEO







                                                --------------------------------
                                                 Michael Breneisen

                                                 12 Olympia Place
                                                 East Northport, New York 11731






                                                                       EXHIBIT A

                                                                          [Date]


$-------

                         NON-NEGOTIABLE PROMISSORY NOTE

         FOR VALUE RECEIVED, MICHAEL BRENEISEN (the "Maker"), having an address as indicated under his name, hereby promises to pay to the order of TELEBYTE TECHNOLOGY, INC., a Nevada corporation (the "Payee"), at 270 Pulaski Road, Greenlawn, New York or at such other place as the holder hereof may from time to time designate in writing, in immediately available New York funds, the principal sum of ______________________ THOUSAND DOLLARS ($__,000), together with interest on the outstanding principal balance from the date hereof at the rate of __ percent (__%) [the rate denominated as the "Prime Rate" and published in The Wall Street Journal on date of Note, or if required, such other rate as may be necessary to preserve the treatment of the options which were exercised to purchase the Pledged Shares (as hereinafter defined) as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended] per annum. The principal amount of this Note, together with accrued interest thereon, shall be payable in full ten (10) years from the date hereof; provided, however, that the amounts due under this Note shall be payable sooner to the extent of any proceeds (net of sales expenses) received by the Maker from the sale or other disposition of any Pledged Shares on or after the date hereof (the net proceeds being immediately payable to the Payee); provided, further that in no event shall the Maker be required to pay from the proceeds of the sale of the Pledged Shares an amount in excess of the amount derived by multiplying the number of Pledged Shares sold by one dollar and two cents ($1.02), plus accrued interest thereon.

         The payment of all amounts due under this Note is secured by a pledge of _____ shares of Common Stock of the Payee (the "Pledged Shares") acquired by the Maker pursuant to a certain Stock Option Agreement dated as of June __, 1999 between the Payee and the Maker, which Pledged Shares are being pledged pursuant to a Pledge Agreement of even date by and among the Maker, the Payee and Certilman Balin Adler & Hyman, LLP, as pledge agent (the "Pledge Agreement").

         In the event (a) the Maker shall (i) fail to make any payment due hereunder and such failure shall continue unremedied for a period of ten (10) days following the date of written notice of default; (ii) admit in writing his inability to pay his debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (vi) take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against him in any proceeding under any such law; or (vii) have entered against him a court order approving a petition filed against him under the Federal Bankruptcy Act, which order is not discharged or dismissed within 90 days; or (b) there shall be a breach of any representation, warranty, covenant or other agreement set forth in the Pledge Agreement and such breach shall continue unremedied for a period of fifteen (15) days following the date of written notice thereof, then and in each and every such event (an "Event of Default"), the Payee may, by written notice to the Maker, declare the entire unpaid principal amount of this Note then outstanding plus accrued interest to be forthwith due and payable whereupon the same shall become forthwith due and payable.

         The Maker may prepay the principal amount of this Note, in whole or in part, from time to time, without premium or penalty, provided that the Maker pays all interest accrued with regard to the principal prepaid to the date of prepayment.

         Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law.

         This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of any agent or attorneys for collection upon default or maturity, the Maker agrees to pay, in addition to all other amounts due and payable hereunder, all reasonable costs and expenses of collection or attempting to collect this Note, including reasonable attorneys' fees.

         The Maker and any endorsers hereof, for themselves and their respective representatives, successors and assigns, expressly (a) waive presentment, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, diligence in collection, and the benefit of any applicable exemptions, including, but not limited to, exemptions claimed under insolvency laws, and (b) consent that the Payee may release or surrender, exchange or substitute any property or other collateral or security now held or which may hereafter be held as security for the payment of this Note, and/or may release any guarantor, and/or may extend the time for payment and/or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

         Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, when mailed, postage prepaid, by registered or certified mail, return receipt requested, or by a nationally recognized overnight mail or courier service, to any party hereto at its address stated herein or at such other address of which it shall have notified the party giving such notice in writing as aforesaid.

         The Payee shall not be entitled to assign all or any portion of its right, title and interest in and to this Note except to a parent, subsidiary or affiliate or in connection with the sale of substantially all of the assets of the Company, the merger, sale or change of voting control of the Company or liquidation of the Company. For purposes of this Note, the term "affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended.

         Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of sums payable hereunder other than interest and principal, secondly, interest on the principal balance outstanding hereunder from time to time, and thirdly to principal.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding conflict of law principles thereof.

         The Maker acknowledges that he has been represented by counsel in connection with this Note. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Note against the party that drafted it has no application and is expressly waived by the Maker. The provisions of this Note shall be interpreted in a reasonable manner to give effect to the intent of the Maker and the Payee.

Michael Breneisen

Address:  __________________

                                 ACKNOWLEDGMENT

STATE OF NEW YORK       )
                                    ) ss.:
COUNTY OF SUFFOLK )

                  On _______________ before me personally came Michael Breneisen to me known, and known to be the individual described in, and who executed the foregoing Note, and duly acknowledged to me that he executed the same.

                                                              Notary Public

                                    EXHIBIT B

                  PLEDGE AGREEMENT, dated ___________, ____, by and among MICHAEL BRENEISEN (the "Pledgor"), TELEBYTE TECHNOLOGY, INC., a Nevada corporation (the "Pledgee"), and CERTILMAN BALIN ADLER & HYMAN, LLP (the "Pledge Agent").

                  WHEREAS, simultaneously herewith, the Pledgor is purchasing from the Pledgee _____________ thousand (___,000) shares of Common Stock of the Pledgee and, in partial consideration therefor, is executing and delivering to the Pledgee a Promissory Note of even date in the principal amount of ____________ Thousand Dollars ($___,000) (the "Note").

                  WHEREAS, the Pledgee desires, and the Pledgor is willing, to secure performance of the Note.

                  WHEREAS,  certain capitalized terms used herein are defined in
Section 10 hereof.

                  NOW, THEREFORE, the parties hereto agree as follows:

         1. PLEDGE. The Pledgor hereby grants to the Pledgee, as security for the performance by the Pledgor of all of his obligations under the Note (the "Obligations"), a valid and binding first security interest in the Collateral (as hereinafter defined). The Pledgor has delivered simultaneously herewith to the Pledge Agent, as agent for the Pledgee, and the Pledge Agent hereby acknowledges receipt of, a certificate evidencing the Pledged Shares registered in the name of the Pledgor (the "Pledged Certificate"), accompanied by appropriate stock powers endorsed in blank by the Pledgor (the "Stock Powers").

         2. TERM. This Agreement shall continue in effect until terminated in accordance with Section 8 hereof.

         3.       SHARE RIGHTS; CASH DIVIDENDS.
                  ----------------------------

                  (a) In the event of any change in the Pledged Shares during the term of this Agreement by reason of any stock dividend, stock split-up, reverse split, recapitalization, combination, reclassification, exchange of shares, merger, consolidation or the like, all new, substituted, or additional stock, or other securities, issued by reason of any such change (the "Adjusted Shares") (the Pledged Shares and the Adjusted Shares are hereinafter referred to collectively as the "Shares") shall be delivered to and held by the Pledge Agent under the terms of this Agreement in the same manner as the Pledged Shares originally pledged hereunder.

                  (b) Provided that no Default has occurred, any and all cash dividends paid in respect of the Shares shall be paid promptly after receipt to the Pledgor; provided, however, that, in any event, any extraordinary distributions made in respect of the Shares shall be delivered to the Pledge Agent and held by it in accordance with the terms hereof.

         4. REPRESENTATIONS. The Pledgor hereby represents and warrants to the Pledgee that:

                  (a) The Pledgor is the sole record and beneficial owner of the Pledged Shares, free and clear of all liens, pledges, security interests, encumbrances, restrictions, subscriptions, hypothecations, charges and claims of any kind whatsoever, other than the lien created hereby.

                  (b) No consents of governmental and other regulatory agencies, foreign or domestic, or of other parties are required to be received by or on the part of the Pledgor to enable him to enter into and carry out this Agreement and the transactions contemplated hereby.

                  (c) The Pledgor has the power to enter into this Agreement and to carry out his obligations hereunder. This Agreement constitutes the valid and binding obligation of the Pledgor, and is enforceable in accordance with its terms, except to the extent that enforcement may be limited by or subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

                  (d) Neither the execution and delivery of this Agreement nor compliance by the Pledgor with any of the provisions hereof nor the consummation of the transactions contemplated hereby will violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement, understanding or arrangement to which the Pledgor is a party or by which he or his assets or properties may be bound.

         5.       COVENANTS.
                  ---------

                  (a) The Pledgor hereby covenants that from and after the date hereof and until the Obligations shall have been satisfied in full:

                           (i) The Pledgor  will not grant,  create,  incur,
assume or suffer to exist any lien in the Collateral (except for the lien created hereby).

                           (ii) The Pledgor will defend the Pledgee's right,
title, and security interest in and to the Collateral against the claims of any person, firm, corporation or other entity.

                           (iii) The  Pledgor  shall at any time and from time
to time, upon the written request of the Pledgee, execute and deliver such other instruments and documents and do such further acts and things as the Pledgee may reasonably request in order to effect the purposes of this Agreement.

                  (b) The Pledgee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Pledgee deals with similar securities and property for its own account.

         6.       DELIVERY OF SHARES.
                  ------------------

                  (a) In the event that the Pledge Agent receives a written notice from the Pledgee, to the effect that the Pledgor has failed to pay all or any portion of the Obligations or there shall have otherwise occurred an Event of Default (as defined in the Note) ("Default"), the Pledge Agent shall thereupon send a copy of such notice to the Pledgor. If, within fifteen (15) days from the date the Pledge Agent sends a copy of such notice to the Pledgor, the Pledge Agent does not receive a written notice from the Pledgor disputing the Pledgee's notice, the Pledge Agent shall, subject to the discretionary rights of the Pledge Agent under Section 9(e) hereof, deliver the Shares and any monies held hereunder (the "Pledged Funds") to the Pledgee. If, within such fifteen (15) day period, the Pledge Agent receives such written notice and, if applicable, accompanying evidence from the Pledgor disputing the Pledgee's notice, the Pledge Agent may exercise any of its rights under Section 9(e) hereof.

                  (b) Upon the Pledge Agent's receipt of written notice from the Pledgee to the effect that the Pledgor has satisfied the entire Obligation, the Pledge Agent shall deliver the Shares, together with any Pledged Funds, to the Pledgor.

                  (c) Upon the Pledge Agent's receipt of written notice from the Pledgor to the effect that he has timely satisfied the entire Obligation (accompanied by evidence thereof satisfactory to the Pledge Agent), the Pledge Agent shall thereupon send a copy of such notice and evidence to the Pledgee. If, within fifteen (15) days from the date the Pledge Agent sends a copy of such notice to the Pledgee, the Pledge Agent does not receive a written notice from the Pledgee disputing the Pledgor's notice, the Pledge Agent shall, subject to the discretionary rights of the Pledge Agent under Section 9(e) hereof, deliver the Shares, together with the Pledged Funds, to the Pledgor. If, within such fifteen (15) day period, the Pledge Agent receives a written notice from the Pledgee disputing the Pledgor's notice, the Pledge Agent may exercise any of its rights under Section 9(e) hereof.

                  (d) Upon the Pledge Agent's receipt of written notice from the Pledgor to the effect that the Pledgor desires to sell all or any part of the Shares, the Pledge Agent shall deliver such Shares as directed by the Pledgor against receipt of the net proceeds of the sale of such Shares, limited to the amount obtained by multiplying the number of Shares sold by $1.02 plus any accrued and unpaid interest thereon, and the remaining net proceeds shall be paid to the Pledgor.

         7. DEFAULT. (a) In the event that the Pledgor fails to pay to the Pledgee any Obligation when due, after any applicable notice and/or grace period, or there shall otherwise occur a Default, the Pledgee shall have all of the rights and remedies afforded to secured parties with respect to the Collateral as set forth in the Code as well as all other rights and remedies granted in the Note and this Agreement. Without limiting the generality of the foregoing, the Pledgee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law or referred to below) to or upon the Pledgor (all and each of which demands, defenses, advertisements and notices (except any notice required by law or referred to below) are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, upon such terms and conditions and at such prices as it may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk, provided that pursuant to Section 9-504 of the Code, such disposition, including the method, manner, time, place and terms, shall be commercially reasonable. The Pledgee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. The Pledgee shall apply any proceeds from time to time held by it and the net proceeds of any such sale or other disposition, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Pledgee hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Pledgee, to the satisfaction in whole or in part of the Obligations, in such order as the Pledgee may elect and only after such application and after the payment by the Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-504 (1)(c) of the Code, need the Pledgee account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands he may acquire against the Pledgee arising out of the lawful exercise by it of any rights hereunder. Neither the Pledgee nor any of its respective directors, officers, employees or agents shall be liable for failure to sell or otherwise dispose of the Collateral or for any delay in doing so. If any notice of a proposed sale or other disposition of the Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. In any event, notice of a proposed sale or other disposition shall be given at least ten (10) days before such sale or other disposition to the Pledgor. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all of the Obligations and any and all costs and expenses of every kind incurred by the Pledgee with respect to the collection of such deficiency, including, without limitation, all reasonable fees and disbursements of any attorneys employed by the Pledgee.

                  The Pledgor recognizes that the Pledgee may be unable to effect a public sale of any or all the Collateral by reason of certain restrictions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and agrees that any such private sale under such circumstances shall not be evidence that it has been made in other than a commercially reasonable manner.

                  The Pledgor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this section valid and binding and in compliance with any and all other applicable requirements of law.

                  (b) The rights of the Pledgee hereunder shall not be conditioned or contingent upon the pursuit by the Pledgee of any right or remedy against the Pledgor, any other person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Pledgee nor any of its affiliates or representatives shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Pledgee be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         8. TERMINATION OF AGREEMENT. Upon the conclusion of the actions contemplated by Section 6 hereof, this Agreement shall thereupon terminate.

         9.       TERMS OF PLEDGE.
                  ---------------

                  (a) The Pledge Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Pledge Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Pledge Agent to be genuine and to be signed or presented by the proper person or persons. The Pledge Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Pledge Agreement unless evidenced by a writing delivered to the Pledge Agent signed by the proper party or parties and, if the duties or rights of the Pledge Agent are affected, unless it shall have given its prior written consent thereto.

                  (b) The Pledge Agent shall not be responsible for the sufficiency or accuracy of, the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Pledge Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property paid or delivered to the Pledge Agent pursuant to the provisions hereof. The Pledge Agent shall not be liable for any loss which may be incurred by reason of any investment of any monies or properties which it holds hereunder.

                  (c) The Pledge Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Pledge Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

                  (d) The Pledge Agent shall be indemnified and held harmless by the other parties hereto, jointly and severally, from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Pledge Agent in connection with any action, suit or other proceeding, claim or demand, which in any way, directly or indirectly, arises out of or relates to this Pledge Agreement, the services of the Pledge Agent hereunder, the Shares, the Pledged Funds, if any, or other property held by it hereunder or any such expense or loss.

                  (e) Promptly after the receipt by the Pledge Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Pledge Agent shall, if such notice shall relate to any other party hereto, notify such parties thereof in writing; but the failure by the Pledge Agent to give such notice shall not relieve any party from any liability which such party may have to the Pledge Agent hereunder. In the event of the receipt of such notice, the Pledge Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Shares and Pledged Funds, if any, or it may deposit the Shares and Pledged Funds, if any, with the clerk of any appropriate court or it may retain the Shares and Pledged Funds, if any, pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Shares and Pledged Funds, if any, are to be delivered or it may deliver the Shares and Pledged Funds, if any, to the Pledgee or Pledgor in accordance with the provisions of
Section 6 hereof.

                  (f) Notwithstanding any obligation to make deliveries hereunder, the Pledge Agent may retain and hold for such time as it deems necessary such property as it shall from time to time in its sole discretion deem sufficient to indemnify itself for any loss or expense or for any amounts due it. For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Pledge Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements paid or incurred in investigating or defending any such claim, demand, action, suit or proceeding.

                  (g) In the event of a dispute between the Pledgor and the Pledgee, the Pledge Agent shall also be entitled to reimbursement from the parties hereto for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all reasonable counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

                  (h) From time to time on and after the date hereof, the parties other than the Pledge Agent shall deliver or cause to be delivered to the Pledge Agent such further documents and instruments and shall do or cause to be done such further acts as the Pledge Agent shall reasonably request (it being understood that the Pledge Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Pledge Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

                  (i) The Pledge Agent may resign at any time and be discharged from its duties as the Pledge Agent hereunder by its giving the other parties hereto at least thirty (30) days prior notice thereof in accordance with the terms hereof. As soon as practicable after its resignation, the Pledge Agent shall turn over to a successor Pledge Agent appointed by the other parties hereto, jointly, the Shares and Pledged Funds, if any, held hereunder upon presentation of the document appointing the new Pledge Agent and its acceptance thereof. If no new agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Pledge Agent may deposit the Shares and Pledged Funds, if any, with any court it deems appropriate.

                  (j) The Pledge Agent shall resign and be discharged from its duties as the Pledge Agent hereunder if so requested in writing at any time by the other parties hereto, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor Pledge Agent as provided in Section 9(i) hereof.

                  (k) Following resignation and/or discharge of the Pledge Agent, the provisions of this Section 9 shall nonetheless continue to be applicable with respect to the Pledge Agent.

         10. DEFINED TERMS. The following terms shall have the following meanings:

                (a) "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

                (b)      "Collateral" means the Pledged Shares and all Proceeds.
                            ----------

                (c) "Pledged Shares" means ___________ thousand (___,000) shares of Common Stock of the Pledgee, together with any and all shares, stock certificates, options or rights of any nature whatsoever that may be issued or granted to the Pledgor with regard thereto, in substitution or replacement thereof, as a conversion thereof, in exchange therefor or otherwise in respect thereof.

                (d) "Proceeds" means all "proceeds" as such term is defined in
Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Shares, collections thereon and distributions with respect thereto.

         11.      MISCELLANEOUS.
                  -------------

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

                  (b) This Agreement contains the entire agreement and understanding among the parties in respect of the subject matter hereof, and cannot be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom enforcement of any modification, change, discharge or termination is sought.

                  (c) A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other term or condition.

                  (d)  This   Agreement   will  be  construed  and  governed  in
accordance with the laws of the State of New York, excluding choice of law rules thereof.

                  (e) All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been received five (5) business days after the date of mailing when mailed by certified mail, return receipt requested, postage prepaid, or one business day after the date of delivery by a recognized overnight delivery service, or, upon receipt of confirmation of transmission when sent by telecopier and upon receipt when hand delivered, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this 11(e):

                           If to the Pledgor:

                           Mr. Michael Breneisen
                           12 Olympic Place
                           East Northport, New York 11731

                           Telecopier Number:  (___) ___________

                           with a copy to:

                           Morgan, Lewis & Bockius, LLP
                           101 Park Avenue
                           New York, New York 10178-0060
                           Attention:  Samuel S. Friedman, Esq.
                           Telecopier Number:  (212) 309-6273

                           If to the Pledgee:

                           270 Pulaski Road
                           Greenlawn, New York  11740
                           Attention:  Chairman and CEO
                           Telecopier Number:  (631) 423-1884

                           with a copy to:

                           Certilman Balin Adler & Hyman, LLP
                           90 Merrick Avenue
                           East Meadow, New York 11554
                           Attention: Steven Kuperschmid, Esq.
                           Telecopier Number:  (516) 296-7111

                           If to the Pledge Agent, at:

                           Certilman Balin Adler & Hyman, LLP
                           90 Merrick Avenue
                           East Meadow, New York 11554
                           Attention: Steven Kuperschmid, Esq.
                           Telecopier Number:  (516) 296-7111

                  (f)      The Pledgor waives any and all notice of the
                        extension or  modification  of the terms of the Note.

                  (g) In the event that the Collateral or any portion thereof is released to the Pledgor and any payments of, or proceeds of any security for, the Obligations, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the Pledgor shall redeliver the Collateral and Stock Powers to the Pledge Agent to be held pursuant to the provisions of this Agreement and, until so redelivered, shall hold the Collateral and Stock Powers as agent of, and in trust for, the Pledgee.

                  (h) If any provision hereof is declared to be invalid and unenforceable, then, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of the Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible.

                  (i) Each party acknowledges that he or it has been represented by counsel in connection with this Agreement. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              Michael Breneisen

                                              TELEBYTE TECHNOLOGY, INC.

                                              By:
                                              Kenneth Schneider
                                              Chairman and CEO

                                              CERTILMAN BALIN ADLER & HYMAN, LLP

                                              By:

EXHIBIT 10(M)

                            Telebyte Technology, Inc.
                             1999 Stock Option Plan

                  1. Purpose of the Plan. The Telebyte Technology, Inc. 1999 Stock Option Plan (the "Plan") is intended to advance the interests of Telebyte Technology, Inc. (the "Company") by inducing individuals and eligible entities (as hereinafter provided) of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, the Company, by encouraging and enabling eligible employees, non-employee Directors, consultants and advisors to acquire proprietary interests in the Company, and by providing the participating employees, non-employee Directors, consultants and advisors with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options," which term as used herein includes both "Incentive Stock Options" and "Nonstatutory Stock Options," as later defined, to employees, non-employee Directors, consultants and advisors.

                  2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or by a committee (the "Committee") consisting of at least one (1) director chosen by the Board of Directors. Except as herein specifically provided, the interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

                  3. Shares Subject to the Plan. The stock subject to Options granted under the Plan shall be shares of the Company's common stock, par value $.01 per share (the "Common Stock"), whether authorized but unissued or held in the Company's treasury, or shares purchased from stockholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate five hundred thousand (500,000) shares plus such number of shares of Common Stock issuable upon the exercise of Reload Options (as hereinafter defined) granted under the Plan, subject to adjustment in accordance with the provisions of Section 14 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under the Plan.

                  4. Participation. The class of individual or entity that shall be eligible to receive Options under the Plan shall be (a) with respect to Incentive Stock Options described in Section 6 hereof, all employees (including officers) of either the Company or any subsidiary corporation of the Company, and (b) with respect to Nonstatutory Stock Options described in Section 7 hereof, all employees (including officers) and non-employee Directors of, or consultants and advisors to, either the Company or any subsidiary corporation of the Company; provided, however, that Nonstatutory Stock Options shall not be granted to any such consultants and advisors unless (i) bona fide services have been or are to be rendered by such consultant or advisor and (ii) such services are not in connection with the offer or sale of securities in a capital raising transaction. For purposes of the Plan, for an entity to be an eligible entity, it must be included in the definition of "employee" for purposes of a Form S-8 Registration Statement filed under the Securities Act of 1933, as amended (the "Act"). The Board of Directors or the Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the employees and non-employee Directors of, and the consultants and advisors to, the Company and its subsidiary corporations to whom Options shall be granted, and the number of shares to be covered by each Option, taking into account the nature of the employment or services rendered by the individuals or entities being considered, their annual compensation, their present and potential contributions to the success of the Company, and such other factors as the Board of Directors or the Committee may deem relevant.

                  5. Stock Option Agreement. Each Option granted under the Plan shall be authorized by the Board of Directors or the Committee, and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and by the individual or entity to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable, the option price per share thereof, and such other terms and provisions as the Board of Directors or the Committee may deem necessary or appropriate.

                  6. Incentive Stock Options. The Board of Directors or the Committee may grant Options under the Plan, which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the Code (referred to herein as an "Incentive Stock Option"):

                         (a) No Incentive Stock Option shall be granted to individuals other than employees of the Company or of a subsidiary corporation of the Company.
                         (b) Each Incentive  Stock Option under the Plan must be
granted prior to April 16, 2009, which is within ten

(10) years from the date the Plan was adopted by the Board of Directors of the Company.

                         (c) The option  price of the shares  subject to any
Incentive Stock Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (a "Principal Stockholder"), the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

                         (d) No Incentive  Stock Option  granted under the Plan
shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to a Principal Stockholder, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Section 12 hereof.

                         (e) For  purposes of  determining  stock  ownership
under this Section 6, the attribution rules of Section 424(d) of the Code shall apply.

                         (f) For purposes of the Plan, fair market value shall be the closing selling price or, if not available, the closing bid price or, if not available, the high bid price of the Common Stock quoted on the NASD OTC Electronic Bulletin Board (the "Bulletin Board") on the day immediately preceding the day on which the Option is granted (or, if granted after the close of trading, on the day on which the Option is granted), or, if there is no selling or bid price on that day, the closing selling price, closing bid price or high bid price on the most recent day which precedes that day and for which such prices are available. If there is no selling or bid price for the thirty (30) day period preceding the date of grant of an Option hereunder, fair market value shall be determined in good faith by the Board of Directors or the Committee.

                  7. Nonstatutory Stock Options. The Board of Directors or the Committee may grant Options under the Plan which are not intended to meet the requirements of Section 422 of the Code, as well as Options which are intended to meet the requirements of Section 422 of the Code but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a "Nonstatutory Stock Option"). Nonstatutory Stock Options shall be subject to the following terms and conditions:

                        (a) A Nonstatutory Stock Option may be granted to any individual or entity eligible to receive an Option under the Plan pursuant to Section 4(b) hereof.
                         (b) The option price of the shares  subject to a
Nonstatutory Stock Option shall be determined by the Board of Directors or the Committee, in its sole discretion, at the time of the grant of the Nonstatutory Stock Option.
                         (c) A  Nonstatutory  Stock Option granted under the
Plan may be of such duration as shall be determined by the Board of Directors or the Committee (subject to earlier termination as expressly provided in Section 12 hereof).

                  8. Reload Feature. The Board of Directors or the Committee may grant Options with a reload feature. A reload feature shall only apply when the option price is paid by delivery of Common Stock (as set forth in Section 13(b)(ii)). The Stock Option Agreement for the Options containing the reload feature shall provide that the Option holder shall receive, contemporaneously with the payment of the option price in shares of Common Stock, a reload stock option (the "Reload Option") to purchase that number of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock used to exercise the Option, and (ii) with respect to Nonstatutory Stock Options, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of such Nonstatutory Stock Option. The terms of the Plan applicable to the Option shall be equally applicable to the Reload Option with the following exceptions: (i) the option price per share of Common Stock deliverable upon the exercise of the Reload Option, (A) in the case of a Reload Option which is an Incentive Stock Option being granted to a Principal Stockholder, shall be one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date of grant of the Reload Option and (B) in the case of a Reload Option which is an Incentive Stock Option being granted to an individual or entity other than a Principal Stockholder or is a Nonstatutory Stock Option, shall be the fair market value of a share of Common Stock on the date of grant of the Reload Option; and (ii) the term of the Reload Option shall be equal to the remaining option term of the Option (including a Reload Option) which gave rise to the Reload Option. The Reload Option shall be evidenced by an appropriate amendment to the Stock Option Agreement for the Option which gave rise to the Reload Option. In the event the exercise price of an Option containing a reload feature is paid by check and not in shares of Common Stock, the reload feature shall have no application with respect to such exercise.

                  9. Rights of Option Holders. The holder of any Option granted under the Plan shall have none of the rights of a
                         -------------------------
stockholder with respect to the stock covered by his Option until such stock shall be transferred to him upon the exercise of his Option.

                  10.    Alternate Stock Appreciation Rights.
                         -----------------------------------

                         (a)  Concurrently  with,  or  subsequent to, the award
of any Option to purchase one or more shares of Common Stock, the Board of Directors or the Committee may, in its sole discretion, subject to the provisions of the Plan and such other terms and conditions as the Board of Directors or the Committee may prescribe, award to the optionee with respect to each share of Common Stock covered by an Option ("Related Option"), a related alternate stock appreciation right ("SAR"), permitting the optionee to be paid the appreciation on the Related Option in lieu of exercising the Related Option. An SAR granted with respect to an Incentive Stock Option must be granted together with the Related Option. An SAR granted with respect to a Nonstatutory Stock Option may be granted together with, or subsequent to, the grant of such Related Option.

                         (b) Each SAR granted  under the Plan shall be
authorizedby the Board of Directors or the Committee, and shall be evidenced by an SAR Agreement which shall be executed by the Company and by the individual or entity to whom such SAR is granted. The SAR Agreement shall specify the period during which the SAR is exercisable, and such other terms and provisions not inconsistent with the Plan.

                         (c) An SAR may be exercised  only if and to the extent
that its Related Option is eligible to be exercised on the date of exercise of the SAR. To the extent that a holder of an SAR has a current right to exercise, the SAR may be exercised from time to time by delivery by the holder thereof to the Company at its principal office (attention: Secretary) of a written notice of the number of shares with respect to which it is being exercised. Such notice shall be accompanied by the agreements evidencing the SAR and the Related Option. In the event the SAR shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the SAR Agreement and the Related Option Agreement the number of shares which have been exercised thereunder and the number of shares that remain exercisable under the SAR and the Related Option and return such SAR and Related Option to the holder thereof.

                         (d) An optionee  may  exercise  an SAR only when the
market  price on the  exercise  date of a share of Common
Stock subject to the Related Option exceeds the exercise price per share of the Related Option (the "SAR Spread"). The amount of payment to which an optionee shall be entitled upon the exercise of each SAR shall be equal to one hundred percent (100%) of the SAR Spread; provided, however, the Company may, in its sole discretion, withhold from any such cash payment any amount necessary to satisfy the Company's obligation for withholding taxes with respect to such payment.

                         (e) The amount  payable by the Company to an optionee
upon exercise of a SAR may, in the sole determination of the Company, be paid in shares of Common Stock, cash or a combination thereof, as set forth in the SAR Agreement. In the case of a payment in shares, the number of shares of Common Stock to be paid to an optionee upon such optionee's exercise of an SAR shall be determined by dividing the amount of payment determined pursuant to Section 10(d) hereof by the fair market value of a share of Common Stock on the exercise date of such SAR. For purposes of the Plan, the exercise date of an SAR shall be the date the Company receives written notification from the optionee of the exercise of the SAR in accordance with the provisions of Section 10(c) hereof. As soon as practicable after exercise, the Company shall either deliver to the optionee the amount of cash due such optionee or a certificate or certificates for such shares of Common Stock. All such shares shall be issued with the rights and restrictions specified herein.

                         (f) SARs shall  terminate or expire upon the same
onditions  and in the same manner as the Related  Options, and as set forth in
Section 12 hereof.
                         (g) The  exercise  of any SAR shall  cancel and
terminate the right to purchase an equal number of shares covered by the Related Option.

                         (h) Upon the exercise or termination of any Related
Option, the SAR with respect to such Related Option shall terminate to the extent of the number of shares of Common Stock as to which the Related Option was exercised or terminated.
                         (i) No SAR  granted  pursuant to the Plan shall be
transferable by the individual or entity to whom it was granted otherwise than by will or the laws of descent and distribution, and, during the lifetime of an individual, shall not be exercisable by any other person, but only by him.

                  11. Transferability. No Option granted under the Plan shall be transferable by the individual or entity to whom it was granted otherwise than by will or the laws of descent and distribution, and, during the lifetime of an individual, shall not be exercisable by any other person, but only by him.

                  12.    Termination of Employment or Death.
                         ----------------------------------

                         (a) Subject to the terms of the Stock Option
Agreement, if the employment of an employee by, or the services of a non-employee Director for, or consultant or advisor to, the Company or a subsidiary corporation of the Company shall be terminated for cause or voluntarily by the employee, non-employee Director, consultant or advisor, then his or its Option shall expire forthwith. Subject to the terms of the Stock
Option  Agreement,  and except as  provided in  subsections  (b) and (c) of this
Section 12, if such employment or services shall terminate for any other reason, then such Option may be exercised at any time within three (3) months after such termination, subject to the provisions of subsection (d) of this Section 12. For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subsection (a), an employee, non-employee Director, consultant or advisor who leaves the employ or services of the Company to become an employee or non-employee Director of, or a consultant or advisor to, a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, etc., shall not be considered to have terminated his employment or services.

                         (b) Subject to the terms of the Stock  Option
Agreement, if the holder of an Option under the Plan dies (i) while employed by, or while serving as a non-employee Director for or a consultant or advisor to, the Company or a subsidiary corporation of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or non-employee Director, consultant or advisor, or for cause, then such Option may, subject to the provisions of subsection (d) of this Section 12, be exercised by the estate of the employee or non-employee Director, consultant or advisor, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such employee or non-employee Director, consultant or advisor at any time within one (1) year after such death.

                         (c)  Subject to the terms of the Stock  Option
Agreement, if the holder of an Option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee Director for or consultant or advisor to, the Company or a subsidiary corporation of the Company, then such Option may, subject to the provisions of subsection (d) of this Section 12, be exercised at any time within one (1) year after his termination of employment, termination of Directorship or termination of consulting or advisory services, as the case may be, due to the disability.

                         (d) An Option may not be  exercised  pursuant  to this
Section 12 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, termination of consulting or advisory services, or death, and in any event may not be exercised after the expiration of the Option.

                         (e) For  purposes  of this  Section  12, the
employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety
(90) days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.

                  13.    Exercise of Options.
                         -------------------

                         (a) Unless otherwise provided in the Stock Option Agreement, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board of Directors or the Committee, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any Options granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including, but not limited to, a condition that the holder thereof remain in the employ or service of, or continue to provide consulting or advisory services to, the Company or a subsidiary corporation of the Company for such period or periods from the date of grant of the Option as the Board of Directors or the Committee, in its absolute discretion, shall determine; and
(ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, the fair market value of any stock shall be determined as of the date the option with respect to such stock is granted. In addition, in the event that under any Stock Option Agreement the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds one hundred thousand dollars ($100,000), the Board of Directors or the Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

                         (b) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied, or followed within ten (10) days of delivery thereof, by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of (i) his check payable to the order of the Company; (ii) previously acquired Common Stock, the fair market value of which shall be determined as of the date of exercise; (iii) if provided in the Stock Option Agreement at the discretion of the Board or Committee, a promissory note made payable to the Company accompanied by cash payment of the par value of the Common Stock being purchased; or (iv) by the holder's delivery of any combination of the foregoing (i), (ii) and if provided in the Stock Option Agreement at the discretion of the Board or Committee, (iii).

                  14.    Adjustment Upon Change in Capitalization.
                         ----------------------------------------
                         (a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, reverse split, stock dividend or the like, an appropriate adjustment shall be made by the Board of Directors or the Committee in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding Options. If the Company shall be reorganized, consolidated, or merged with another corporation, the holder of an Option shall be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board of Directors or the Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from being disqualified as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

                         (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

                  15.    Further Conditions of Exercise.
                         ------------------------------

                         (a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Act, the notice of exercise shall be accompanied by a representation or agreement of the person or estate exercising the Option to the Company to the effect that such shares are being acquired for investment purposes and not with a view to the distribution thereof, or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the Act.

                         (b) The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange or stock market on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

                  16. Effectiveness of the Plan. The Plan was adopted by the Board of Directors on April 16, 1999. The Plan shall be subject to approval on or before April 16, 2000, which is within one (1) year of adoption of the Plan by the Board of Directors, by a majority of the votes cast at a meeting of stockholders of the Company by the holders of shares entitled to vote thereon (or, in the case of action by written consent in lieu of a meeting of stockholders, the number of votes required by applicable law to act in lieu of a meeting) ("Stockholder Approval"). In the event such Stockholder Approval is withheld or otherwise not received on or before the latter date, the Plan and, subject to the terms of the Stock Option Agreement, all Options that may have been granted hereunder shall become null and void.

                  17.    Termination, Modification and Amendment.
                         ---------------------------------------

                         (a) The  Plan  (but  not  Options  or  SARs  previously
granted under the Plan) shall terminate on April 16, 2009,

which is within ten (10) years from the date of its adoption by the Board of Directors of the Company, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.

                         (b) The Plan may from  time to time be  terminated,
modified, or amended if Stockholder Approval of the termination, modification or amendment is obtained.
                         (c) In addition,  the Board of Directors  may at any
time,  on or before the  termination  date referred to in
Section 17(a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without Stockholder Approval, increase (except as otherwise provided by Section 14 hereof) the maximum number of shares as to which Options may be granted hereunder, change the designation of individuals or entities eligible to receive Options, make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from qualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto, or adopt any modification or amendment which, pursuant to the applicable law, requires Stockholder Approval.

                         (d) No  termination,  modification,  or amendment of
the Plan may, without the consent of the individual or entity to whom any Option shall have been granted, adversely affect the rights conferred by such Option.

                  18. Not a Contract of Employment. Nothing contained in the Plan or in any Stock Option Agreement executed pursuant hereto shall be deemed to confer upon any individual or entity to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company or any entitlement to any remuneration or other benefit pursuant to any consulting or advisory arrangement.

                  19. Use of Proceeds. The proceeds from the sale of shares pursuant to Options granted under the Plan shall
                         ----------------
constitute general funds of the Company.
                  20. Indemnification of Board of Directors or Committee. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on his or their own behalf.

                  21. Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide
                         --------
substantive rights.

                  22. Disqualifying Dispositions. If Common Stock acquired upon exercise of an Incentive Stock Option granted under the Plan is disposed of within two years following the date of grant of the Incentive Stock Option or one year following the issuance of the Common Stock to the Optionee, or is otherwise disposed of in a manner that results in the optionee being required to recognize ordinary income, rather than capital gain, from the disposition (a "Disqualifying Disposition"), the holder of the Common Stock shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

                  23. Withholding Taxes. Whenever under the Plan shares of Common Stock are to be delivered by an optionee upon exercise of a Nonstatutory Stock Option, the Company shall be entitled to require as a condition of delivery that the optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local income tax withholding requirements, including, without limitation, the employee's portion of any employment tax requirements relating thereto. At the time of a Disqualifying Disposition, the optionee shall remit to the Company in cash the amount of any applicable Federal, state and local income tax withholding and the employee's portion of any employment taxes.

                  24. Other Provisions. Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board or the Committee, in its sole discretion. Notwithstanding the foregoing, each Incentive Stock Option granted under the Plan shall include those terms and conditions which are necessary to qualify the Incentive Stock Option as an "incentive stock option" within the meaning of
Section 422 of the Code and the regulations thereunder and shall not include any terms and conditions which are inconsistent therewith.

                  25. Definitions. For purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall
                         -----------
have the meanings set forth in Sections 424(e) and 424(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

                  26. Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in
                         --------------
accordance with, the laws of the State of New York.

EXHIBIT 10(N)


      WCMA(R)REDUCING REVOLVERsm LOAN AND SECURITY AGREEMENT
================================================================================
WCMA  REDUCING  REVOLVERsm  Loan and Security  Agreement  NO.  839-07K51

("Loan
Agreement") dated as of January 7, 1999, between TELEBYTE TECHNOLOGY INC., a corporation organized and existing under the laws of the State of Nevada having its principal office at 270 Pulaski Road, Greenlawn, NY 11740 ("Customer"), and MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a corporation organized and existing under the laws of the State of Delaware having its principal office at 33 West Monroe Street, Chicago, IL 60603 ("MLBFS").

In accordance with that certain Working Capital Management(R) Account Agreement No. 839-07K51 ("WCMA Agreement") between Customer and MLBFS' affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), Customer has subscribed to the WCMA Program described in the WCMA Agreement. The WCMA Agreement is by this reference incorporated as a part hereof. In conjunction therewith, Customer has requested that MLBFS make a WCMA Reducing Revolver Loan (a "Reducing Revolver") to Customer in the amount and upon the terms hereafter specified, and, subject to the terms and conditions hereafter set forth, MLBFS has agreed to provide a Reducing Revolver for Customer.

A Reducing Revolver is a term credit facility, similar to a conventional term loan, but funded out of a line of credit under the WCMA Program ("WCMA Line of Credit") in the amount of the initial loan. With a Reducing Revolver: (i) interest will generally be charged each month to Customer's WCMA account, and, so long as the WCMA Line of Credit is in effect, paid with an additional loan under the WCMA Line of Credit (i.e., added to the loan balance), (ii) the maximum WCMA Line of Credit will be reduced each month by the amount that would be payable on account of principal if the Reducing Revolver were a conventional term loan amortized over the same term and in the same manner as the Reducing
Revolver, and (iii) Customer will be required to make sufficient payments on account of the Reducing Revolver to assure that the outstanding balance of the Reducing Revolver does not at any time exceed the Maximum WCMA Line of Credit, as reduced each month.

Absent a prepayment by Customer, this structure results in required monthly payments for the Reducing Revolver that are substantially the same as the required monthly payments for a conventional term loan with the same term and amortization. However, unlike most conventional term loans, because it is funded out of a line of credit, the Reducing Revolver permits both a prepayment in whole or in part at any time, and, subject to certain conditions, the re-borrowing on a revolving basis of any such prepaid amounts up to the Maximum WCMA Line of Credit, as reduced each month. The structure therefore will enable Customer at its option to use any excess or temporary cash balances that it may have from time to time to prepay the Reducing Revolver and thereby effectively reduce interest expense on the Reducing Revolver without impairing its working capital.

Accordingly, and in consideration of the premises and of the mutual covenants of the parties hereto, Customer and MLBFS hereby agree as follows:

                             Article I. DEFINITIONS

1.1 Specific Terms. In addition to terms defined elsewhere in this Loan Agreement, when used herein the following terms shall have the following meanings:

a        "Account  Debtor"  shall  mean any party who is or may  become obligated  with  respect  to an Account or Chattel Paper.

b "Additional Agreements" shall mean all agreements, instruments, documents and opinions other than this Loan Agreement, whether with or from Customer or any other party, which are contemplated hereby or otherwise reasonably required by MLBFS in connection herewith, or which evidence the creation, guaranty or collateralization of any of the Obligations or the granting or perfection of liens or security interests upon the Collateral or any other collateral for the Obligations.

c "Bankruptcy Event" shall mean any of the following: (i) a proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt or receivership law or statute shall be filed or consented to by Customer; or (ii) any such proceeding shall be filed against Customer and shall not be dismissed or withdrawn within sixty (60) days after filing; or (iii) Customer shall make a general assignment for the benefit of creditors; or (iv) Customer shall generally fail to pay or admit in writing its inability to pay its debts as they become due; or (v) Customer shall be adjudicated a bankrupt or insolvent.

d "Business Day" shall mean any day other than a Saturday, Sunday, federal holiday or other day on which the New York Stock Exchange is regularly closed.

e "Closing Date" shall mean the date upon which all conditions precedent to MLBFS' obligation to make the Loan shall have been met to the satisfaction of MLBFS.

f "Collateral" shall mean all Accounts, Chattel Paper, Contract Rights, Inventory, Equipment, Fixtures, General Intangibles, Deposit Accounts,
Documents, Instruments, Investment Property and Financial Assets of Customer, howsoever arising, whether now owned or existing or hereafter acquired or arising, and wherever located; together with all parts thereof (including spare parts), all accessories and accessions thereto, all books and records (including computer records) directly related thereto, all proceeds thereof (including, without limitation, proceeds in the form of Accounts and insurance proceeds), and the additional collateral described in Section 4.6 (b) hereof.

g        "Commitment Expiration Date" shall mean February 6, 1999.

h        "Commitment Fee" shall mean a fee of $10,000.00 due to MLBFS in connection with this Loan Agreement.

i "Default" shall mean either an "Event of Default" as defined in Section 4.5 hereof, or an event which with the giving of notice, passage of time, or both, would constitute such an Event of Default.

j "General Funding Conditions" shall mean each of the following conditions precedent to the obligation of MLBFS to make the Loan or any Subsequent WCMA Loan hereunder: (i) Customer shall have validly subscribed to and continued to maintain the WCMA Account with MLPF&S, and the WCMA Account shall then be reflected as an active "Commercial" WCMA Account (i.e., one with line of credit capabilities) on MLPF&S' WCMA computer system; (ii) no Default shall have occurred and be continuing or would result from the making of the Loan or such Subsequent WCMA Loan by MLBFS; (iii) there shall not have occurred and be continuing any material adverse change in the business or financial condition of Customer; (iv) all representations and warranties of Customer herein or in any Additional Agreements shall then be true and correct in all material respects;
(v) MLBFS shall have received this Loan Agreement and all Additional Agreements, duly executed and filed or recorded where applicable, all of which shall be in form and substance reasonably satisfactory to MLBFS; (vi) the Commitment Fee shall have been paid in full; (vii) MLBFS shall have received, as and to the extent applicable, copies of invoices, bills of sale, loan payoff letters and/or other evidence reasonably satisfactory to it that the proceeds of the Loan will satisfy the Loan Purpose; (viii) MLBFS shall have received evidence reasonably satisfactory to it as to the ownership of the Collateral and the perfection and priority of MLBFS' liens and security interests thereon, as well as the ownership of and the perfection and priority of MLBFS' liens and security interests on any other collateral for the Obligations furnished pursuant to any of the Additional Agreements; (ix) MLBFS shall have received evidence reasonably satisfactory to it of the insurance required hereby or by any of the Additional Agreements; and (x) any additional conditions specified in the "WCMA Reducing Revolver Loan Approval" letter executed by MLBFS with respect to the transactions contemplated hereby shall have been met to the reasonable satisfaction of MLBFS.

k "Interest Due Date" shall mean the last Business Day of each calendar month during the term hereof (or, if Customer makes special arrangements with MLPF&S, on the last Friday of each calendar month during the term hereof).

l "Interest Rate" shall mean a variable per annum rate equal to the sum of (i) 2.90% per annum, and (ii) the interest rate from time to time published in the "Money Rates" section of The Wall Street Journal for 30-day high-grade unsecured notes sold through dealers by major corporations (the "30-Day Commercial Paper Rate"). The Interest Rate will change as of the date of publication in The Wall Street Journal of a 30-Day Commercial Paper Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the 30-Day Commercial Paper Rate, MLBFS will choose a reasonably comparable index or source to use as the basis for the Interest Rate.

m "Loan" shall mean the specific Reducing Revolver by MLBFS to Customer pursuant to this Agreement for the Loan Purpose and in the Loan Amount.

n "Loan Amount" shall mean an amount equal to the lesser of: (i) 100% of the amount required by Customer to satisfy or fulfill the Loan Purpose, (ii) the aggregate amount which Customer shall request be advanced by MLBFS on account of the Loan Purpose on the Closing Date, or (iii) $1,000,000.00.

o "Loan Purpose" shall mean the purpose for which the proceeds of the Loan will be used; to wit: to finance a loan by Customer to acquire shares of stock of Customer from Joel Kramer.

p "Location of Tangible Collateral" shall mean the address of Customer set forth at the beginning of this Loan Agreement, together with any other address or addresses set forth on an exhibit hereto as being a Location of Tangible Collateral.

q "Maximum WCMA Line of Credit" shall mean the maximum aggregate line of credit which MLBFS will extend to Customer subject to the terms and conditions hereof, as the same shall be reduced each month in accordance with the terms hereof. On the Closing Date, the Maximum WCMA Line of Credit will equal the Loan Amount.

r "Obligations" shall mean all liabilities, indebtedness and other obligations of Customer to MLBFS, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary or joint or several, and, without limiting the foregoing, shall include interest accruing after the filing of any petition in bankruptcy, and all present and future liabilities, indebtedness and obligations of Customer under this Loan Agreement and under that certain WCMA Note, Loan and Security Agreement No. 839-07D64.

s "Permitted Liens" shall mean with respect to the Collateral: (i) liens for current taxes not delinquent, other non-consensual liens arising in the ordinary course of business for sums not due, and, if MLBFS' rights to and interest in the Collateral are not materially and adversely affected thereby, any such liens for taxes or other non-consensual liens arising in the ordinary course of business being contested in good faith by appropriate proceedings; (ii) liens in favor of MLBFS; (iii) liens which will be discharged with the proceeds of the Loan; (iv) existing liens upon and leases of Equipment and Fixtures, if any, together with any future purchase money liens upon and leases of Equipment and Fixtures; and (v) any other liens expressly permitted in writing by MLBFS.

t "Subsequent WCMA Loan" shall mean each WCMA Loan other than the Loan, including, without limitation, each WCMA Loan to pay accrued interest.

u "Termination Date" shall mean the first to occur of: (i) the last Business Day of the eighty-fourth (84th) full calendar month following the Closing Date, or
(ii) if earlier, the date of termination of the WCMA Line of Credit pursuant to the terms hereof.

v "WCMA Account" shall mean and refer to the Working Capital Management Account of Customer with MLPF&S identified as WCMA Account No. 839-07K51 and any successor Working Capital Management Account of Customer with MLPF&S.

w "WCMA Loan" shall mean each advance made by MLBFS pursuant to the WCMA Line of Credit, including the Loan and each Subsequent WCMA Loan.

x "WCMA Loan Balance" shall mean an amount equal to the aggregate unpaid principal balance of all WCMA Loans.

1.2 Other Terms. Except as otherwise defined herein: (i) all terms used in this Loan Agreement which are defined in the Uniform Commercial Code of Illinois ("UCC") shall have the meanings set forth in the UCC, and (ii) capitalized terms used herein which are defined in the WCMA Agreement (including, without limitation, "Money Accounts", "Minimum Money Accounts Balance", "WCMA Directed Reserve Program" and "WCMA Program") shall have the meanings set forth in the WCMA Agreement.

                              Article II. THE LOAN

2.1 Commitment. Subject to the terms and conditions hereof, MLBFS hereby agrees to make the Loan to Customer, and Customer hereby agrees to borrow the Loan from MLBFS. Except as otherwise provided in Section 3.1 hereof, the entire proceeds of the Loan will be disbursed by MLBFS out of the WCMA Line of Credit either directly to the applicable third party or parties on account of the Loan Purpose or to reimburse Customer for amounts directly expended by it for the Loan Purpose; all as directed by Customer in a Closing Certificate to be executed and delivered to MLBFS prior to the date of funding.

2.2 Conditions of MLBFS' Obligation. The Closing Date and MLBFS' obligations to activate the WCMA Line of Credit, as hereafter set forth, and make the Loan on the Closing Date are subject to the prior fulfillment of each of the following conditions: (a) not less than two Business Days prior to any requested funding date, MLBFS shall have received a Closing Certificate, duly executed by Customer, setting forth, among other things, the amount of the Loan and the method of payment and payee(s) of the proceeds thereof; (b) after giving effect to the Loan, the WCMA Loan Balance will not exceed either the Maximum WCMA Line of Credit or the Loan Amount; (c) the Commitment Expiration Date shall not then have occurred; and (d) each of the General Funding Conditions shall then have been met or satisfied to the reasonable satisfaction of MLBFS.

2.3 Commitment Fee. In consideration of the agreement by MLBFS to extend the Loan and any Subsequent WCMA Loans to Customer in accordance with and subject to the terms hereof, Customer has paid or shall, on or before the Closing Date pay, the Commitment Fee to MLBFS. Customer acknowledges and agrees that the Commitment Fee has been fully earned by MLBFS, and that it will not under any circumstances be refundable.

                      Article III. THE WCMA LINE OF CREDIT

3.1 Activation of the WCMA Line of Credit. Subject to the terms and conditions hereof, on the Closing Date MLBFS will activate a WCMA Line of Credit for Customer in the Loan Amount. The Loan will be funded out of the WCMA Line of Credit immediately after such activation (or, if and to the extent otherwise expressly contemplated in the definition of Loan Purpose or otherwise directed in the Closing Certificate and hereafter expressly agreed by MLBFS, all or part of the Loan may be made available as a WCMA Line of Credit and funded by Customer.)

3.2 Subsequent WCMA Loans. Subject to the terms and conditions hereof, during the period from and after the Closing Date to the Termination Date: (a) Customer may repay the WCMA Loan Balance in whole or in part at any time without premium or penalty (except, as hereafter set forth, upon a refinancing by another lender), and request a re-borrowing of amounts repaid on a revolving basis, and
(b) in addition to Subsequent WCMA Loans made automatically to pay accrued interest, as hereafter provided, MLBFS will make such Subsequent WCMA Loans as Customer may from time to time request or be deemed to have requested in accordance with the terms hereof. Customer may request Subsequent WCMA Loans by use of WCMA Checks, FTS, Visa(R) charges, wire transfers, or such other means of access to the WCMA Line of Credit as may be permitted by MLBFS from time to time; it being understood that so long as the WCMA Line of Credit shall be in effect, any charge or debit to the WCMA Account which but for the WCMA Line of Credit would under the terms of the WCMA Agreement result in an overdraft, shall be deemed a request by Customer for a Subsequent WCMA Loan.

3.3 Conditions of Subsequent WCMA Loans. Notwithstanding the foregoing, MLBFS shall not be obligated to make any Subsequent WCMA Loan, and may without notice refuse to honor any such request by Customer, if at the time of receipt by MLBFS of Customer's request: (a) the making of such Subsequent WCMA Loan would cause the Maximum WCMA Line of Credit, as reduced pursuant to the provisions of
Section 3.6 hereof, to be exceeded; or (b) the Termination Date shall have occurred; or (c) an event shall have occurred and be continuing which shall have caused any of the General Funding Conditions to not then be met or satisfied to the reasonable satisfaction of MLBFS. The making by MLBFS of any Subsequent WCMA Loan (including, without limitation, the making of a Subsequent WCMA Loan to pay accrued interest or late charges, as hereafter provided) at a time when any one or more of said conditions shall not have been met shall not in any event be construed as a waiver of said condition or conditions or of any Default, and shall not prevent MLBFS at any time thereafter while any condition shall not have been met from refusing to honor any request by Customer for a Subsequent WCMA Loan.

3.4 WCMA Note. Customer hereby promises to pay to the order of MLBFS, at the times and in the manner set forth in this Loan Agreement, or in such other manner and at such place as MLBFS may hereafter designate in writing: (a) the WCMA Loan Balance; (b) interest at the Interest Rate on the outstanding WCMA Loan Balance (computed for the actual number of days elapsed on the basis of a year consisting of 360 days), from and including the date on which the Loan is made until the date of payment of all WCMA Loans in full; and (c) on demand, all other sums payable pursuant to this Loan Agreement, including, but not limited to, any late charges. Except as otherwise expressly set forth herein, Customer hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and formalities in connection with this WCMA Note and this Loan Agreement.

3.5 Interest. (a) An amount equal to accrued interest on the WCMA Loan Balance shall be payable by Customer monthly on each Interest Due Date, commencing with the Interest Due Date occurring in the calendar month in which the Closing Date shall occur. Unless otherwise hereafter directed in writing by MLBFS on or after the Termination Date, such interest will be automatically charged to the WCMA Account on the applicable Interest Due Date, and, to the extent not paid with free credit balances or the proceeds of sales of any Money Accounts then in the WCMA Account, as hereafter provided, such interest will be paid by a Subsequent WCMA Loan and added to the WCMA Loan Balance. All interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

(b) Notwithstanding any provision to the contrary in this Agreement or any of the Additional Agreements, no provision of this Agreement or any of the Additional Agreements shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted to be charged by law ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated as being provided for, in this Agreement or any of the Additional Agreements, then: (i) Customer shall not be obligated to pay any Excess Interest; and (ii) any Excess Interest that MLBFS may have received hereunder or under any of the Additional Agreements shall, at the option of MLBFS, be either applied as a credit against the then WCMA Loan Balance, or refunded to the payer thereof.

3.6 Periodic Reduction of Maximum WCMA Line of Credit. Commencing on the last Business Day of the first full calendar month following the Closing Date, and continuing on the last Business Day of each calendar month thereafter to and including the last Business Day of the eighty-third (83rd) such calendar month, the Maximum WCMA Line of Credit shall be reduced by an amount equal to one-eighty-fourth (1/ 84th) of the Loan Amount per month. Unless the WCMA Line of Credit shall have been earlier terminated pursuant to the terms hereof, on the last Business Day of the eighty-fourth (84th) calendar month following the Closing Date, the WCMA Line of Credit shall, without further action of either of the parties hereto, be terminated, Customer shall pay to MLBFS the entire WCMA Loan Balance, if any, and all other Obligations, and the WCMA Account, at the option of Customer, will either be converted to a WCMA Cash Account (subject to any requirements of MLPF&S) or terminated. No failure or delay on the part of MLBFS in entering into the WCMA computer system any scheduled reduction in the Maximum WCMA Line of Credit pursuant to this Section shall have the effect of preventing or delaying such reduction.

3.7 Mandatory Payments. CUSTOMER AGREES THAT IT WILL, WITHOUT DEMAND, INVOICING OR THE REQUEST OF MLBFS, FROM TIME TO TIME MAKE SUFFICIENT PAYMENTS ON ACCOUNT OF THE WCMA LOAN BALANCE TO ASSURE THAT THE WCMA LOAN BALANCE WILL NOT AT ANY TIME EXCEED THE MAXIMUM WCMA LINE OF CREDIT, AS REDUCED EACH MONTH PURSUANT TO
SECTION 3.6 HEREOF.

3.8 Method of Making Payments. All payments required or permitted to be made pursuant to this Loan Agreement shall be made in lawful money of the United States. Unless otherwise hereafter directed by MLBFS, such payments may be made by the delivery of checks (other than WCMA Checks), or by means of FTS or wire transfer of funds (other than funds from the WCMA Line of Credit) to MLPF&S for credit to the WCMA Account. Payments to MLBFS from funds in the WCMA Account shall be deemed to be made by Customer upon the same basis and schedule as funds are made available for investment in the Money Accounts in accordance with the terms of the WCMA Agreement. The acceptance by or on behalf of MLBFS of a check or other payment for a lesser amount than shall be due from Customer, regardless of any endorsement or statement thereon or transmitted therewith, shall not be deemed an accord and satisfaction or anything other than a payment on account, and MLBFS or anyone acting on behalf of MLBFS may accept such check or other payment without prejudice to the rights of MLBFS to recover the balance actually due or to pursue any other remedy under this Loan Agreement or applicable law for such balance. All checks accepted by or on behalf of MLBFS in connection with this Loan Agreement are subject to final collection.

3.9 Irrevocable Instructions to MLPF&S. In order to minimize the WCMA Loan Balance, Customer hereby irrevocably authorizes and directs MLPF&S, effective on the Closing Date and continuing thereafter so long as this Agreement shall be in effect: (a) to immediately and prior to application for any other purpose pay to MLBFS to the extent of any WCMA Loan Balance or other amounts payable by Customer hereunder all available free credit balances from time to time in the WCMA Account; and (b) if such available free credit balances are insufficient to pay the WCMA Loan Balance and such other amounts, and there are in the WCMA Account at any time any investments in Money Accounts (other than any investments constituting any Minimum Money Accounts Balance under the WCMA Directed Reserve Program), to immediately liquidate such investments and pay to MLBFS to the extent of any WCMA Loan Balance and such other amounts the available proceeds from the liquidation of any such Money Accounts.

3.10 Late Charge. Any payment or deposit required to be made by Customer pursuant to this Loan Agreement or any of the Additional Agreements not paid or made within ten (10) days of the applicable due date shall be subject to a late charge in an amount equal to the lesser of: (a) 5% of the overdue amount, or (b) the maximum amount permitted by applicable law. Such late charge shall be payable on demand, or, without demand, may in the sole discretion of MLBFS be paid by a Subsequent WCMA Loan and added to the WCMA Loan Balance in the same manner as provided herein for accrued interest with respect to the WCMA Line of Credit.

3.11 Prepayment. Customer may prepay the Loan and any Subsequent WCMA Loan at any time in whole or in part without premium or penalty; provided, however, that any refinancing of the WCMA Loan Balance by another financial institution shall:
(a) if such refinancing shall occur prior to the first anniversary of the Closing Date, be accompanied by a premium in an amount equal to 3% of the amount prepaid by such refinancing; (b) if such refinancing shall occur thereafter, but prior to the second anniversary of the Closing Date, be accompanied by a premium in an amount equal to 2% of the amount prepaid by such refinancing; and (c) if such refinancing shall occur on or at any time after the second anniversary of the Closing Date, be accompanied by a premium in an amount equal to 1% of the amount prepaid by such refinancing.

3.12 Option of Customer to Terminate. Customer will have the option to terminate the WCMA Line of Credit at any time upon written notice to MLBFS. Concurrently with any such termination, Customer shall pay to MLBFS the entire WCMA Loan Balance and all other Obligations.

3.13 Limitation of Liability. MLBFS shall not be responsible, and shall have no liability to Customer or any other party, for any delay or failure of MLBFS to honor any request of Customer for a WCMA Loan or any other act or omission of MLBFS, MLPF&S or any of their affiliates due to or resulting from any system failure, error or delay in posting or other clerical error, loss of power, fire, Act of God or other cause beyond the reasonable control of MLBFS, MLPF&S or any of their affiliates unless directly arising out of the willful wrongful act or active gross negligence of MLBFS. In no event shall MLBFS be liable to Customer or any other party for any incidental or consequential damages arising from any act or omission by MLBFS, MLPF&S or any of their affiliates in connection with the WCMA Line of Credit or this Loan Agreement.

3.14 Statements. MLPF&S will include in each monthly statement it issues under the WCMA Program information with respect to WCMA Loans and the WCMA Loan Balance. Any questions that Customer may have with respect to such information or the Loan should be directed to MLBFS; and any questions with respect to any other matter in such statements or about or affecting the WCMA Program should be directed to MLPF&S.

                         Article IV. GENERAL PROVISIONS

4.1 Representations and Warranties.

Customer represents and warrants to MLBFS that:

a Organization and Existence. Customer is a corporation, duly organized and validly existing in good standing under the laws of the State of Nevada and is qualified to do business and in good standing in each other state where the nature of its business or the property owned by it make such qualification necessary.

b Execution, Delivery and Performance. The execution, delivery and performance by Customer of this Loan Agreement and such of the Additional Agreements to which it is a party: (i) have been duly authorized by all requisite action, (ii) do not and will not violate or conflict with any law or other governmental requirement, or any of the agreements, instruments or documents which formed or govern Customer, and (iii) do not and will not breach or violate any of the provisions of, and will not result in a default by Customer under, any other agreement, instrument or document to which it is a party or by which it or its properties are bound.

c Notices and Approvals. Except as may have been given or obtained, no notice to or consent or approval of any governmental body or authority or other third party whatsoever (including, without limitation, any other creditor) is required in connection with the execution, delivery or performance by Customer of such of this Loan Agreement and the Additional Agreements to which it is a party.

d Enforceability. This Loan Agreement and such of the Additional Agreements to which Customer is a party are the legal, valid and binding obligations of Customer, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally or by general principles of equity.

e Collateral. Except for any Permitted Liens: (i) Customer has good and marketable title to the Collateral, (ii) none of the Collateral is subject to any lien, encumbrance or security interest, and (iii) upon the filing of all Uniform Commercial Code financing statements executed by Customer with respect to the Collateral in the appropriate jurisdiction(s) and/or the completion of any other action required by applicable law to perfect its liens and security interests, MLBFS will have valid and perfected first liens and security interests upon all of the Collateral.

f Financial Statements. Except as expressly set forth in Customer's financial statements, all financial statements of Customer furnished to MLBFS have been prepared in conformity with generally accepted accounting principles, consistently applied, are true and correct in all material respects, and fairly present the financial condition of it as at such dates and the results of its operations for the periods then ended (subject, in the case of interim unaudited financial statements, to normal year-end adjustments); and since the most recent date covered by such financial statements, there has been no material adverse change in any such financial condition or operation.

g Litigation. No litigation, arbitration, administrative or governmental proceedings are pending or, to the knowledge of Customer, threatened against Customer, which would, if adversely determined, materially and adversely affect the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer or the continued operations of Customer.

h Tax Returns. All federal, state and local tax returns, reports and statements required to be filed by Customer have been filed with the appropriate governmental agencies and all taxes due and payable by Customer have been timely paid (except to the extent that any such failure to file or pay will not materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer, or the continued operations of Customer).

i        Collateral Location. All of the tangible Collateral is located at a
Location of Tangible Collateral.

Each of the foregoing representations and warranties: (i) has been and will be relied upon as an inducement to MLBFS to make the Loan and each Subsequent WCMA Loan, and (ii) is continuing and shall be deemed remade by Customer on the Closing Date, and concurrently with each request by Customer for a Subsequent WCMA Loan.

4.2 Financial and Other Information.

Customer shall furnish or cause to be furnished to MLBFS during the term of this Loan Agreement all of the following:

a Annual Financial Statements. Within 120 days after the close of each fiscal year of Customer, Customer shall furnish or cause to be furnished to MLBFS a copy of the annual audited financial statements of Customer, consisting of at least a balance sheet as at the close of such fiscal year and related statements of income, retained earnings and cash flows, certified by its current independent certified public accountants or other independent certified public accountants reasonably acceptable to MLBFS.

b Interim Financial Statements. Within 45 days after the close of each fiscal quarter of Customer, Customer shall furnish or cause to be furnished to MLBFS:
(i) its statement of profit and loss for the fiscal quarter then ended, and (ii) a balance sheet as at the close of such fiscal quarter; all in reasonable detail and certified by its chief financial officer.

c Other Interim Reports. Within 45 days after the close of each fiscal quarter of Customer, Customer shall furnish or cause to be furnished to MLBFS an aging of Accounts and Chattel Paper and an Inventory report for Customer as of the end of such fiscal quarter, all in reasonable detail and certified by its chief financial officer.

d   Other  Information.  Customer  shall furnish or cause to be furnished to
MLBFS such other information as MLBFS may from time to time reasonably request relating to Customer or the Collateral.

4.3 Other Covenants. Customer further covenants and agrees during the term of this Loan Agreement that:

(a) Financial Records; Inspection. Customer will: (i) maintain at its principal place of business complete and accurate books and records, and maintain all of its financial records in a manner consistent with the financial statements heretofore furnished to MLBFS, or prepared on such other basis as may be approved in writing by MLBFS; and (ii) permit MLBFS or its duly authorized representatives, upon reasonable notice and at reasonable times, to inspect its properties (both real and personal), operations, books and records.

(b) Taxes. Customer will pay when due all taxes, assessments and other governmental charges, howsoever designated, and all other liabilities and obligations, except to the extent that any such failure to pay will not materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer or the continued operations of Customer.

(c) Compliance With Laws and Agreements. Customer will not violate any law, regulation or other governmental requirement, any judgment or order of any court or governmental agency or authority, or any agreement, instrument or document to which it is a party or by which it is bound, if any such violation will materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, or the financial condition or the continued operations of Customer.

(d) Use of Loan Proceeds; Securities Transactions. The proceeds of the Loan shall be used by Customer solely for the Loan Purpose, or, with the prior written consent of MLBFS, for other lawful business purposes of Customer not prohibited hereby. The proceeds of each Subsequent WCMA Loan shall be used by Customer solely for working capital in the ordinary course of Customer's business, or, with the prior written consent of MLBFS, for other lawful business purposes of Customer not prohibited hereby. Customer agrees that under no circumstances will the proceeds of the Loan or any Subsequent WCMA Loan be used:
(i) for personal, family or household purposes of any person whatsoever, or (ii) to purchase, carry or trade in securities, or repay debt incurred to purchase, carry or trade in securities, whether in or in connection with the WCMA Account, another account of Customer with MLPF&S or an account of Customer at any other broker or dealer in securities.

(e) Notification By Customer. Customer shall provide MLBFS with prompt written notification of: (i) any Default; (ii) any materially adverse change in the business, financial condition or operations of Customer; and (iii) any information which indicates that any financial statements of Customer fail in any material respect to present fairly the financial condition and results of operations purported to be presented in such statements. Each notification by Customer pursuant hereto shall specify the event or information causing such notification, and, to the extent applicable, shall specify the steps being taken to rectify or remedy such event or information.

(f) Notice of Change. Customer shall give MLBFS not less than 30 days prior written notice of any change in the name (including any fictitious name) or principal place of business or residence of Customer.

(g) Continuity. Except upon the prior written consent of MLBFS, which consent will not be unreasonably withheld: (i) Customer shall not be a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets of, or any material stock, partnership, joint venture or other equity interest in, any person or entity, or sell, transfer or lease all or any substantial part of its assets, if any such action would result in either: (A) a material change in the principal business, ownership or control of Customer, or (B) a material adverse change in the financial condition or operations of Customer; (ii) Customer shall preserve its existence and good standing in the jurisdiction(s) of establishment and operation; (iii) Customer shall not engage in any material business substantially different from its business in effect as of the date of application by Customer for credit from MLBFS, or cease operating any such material business; (iv) Customer shall not cause or permit any other person or entity to assume or succeed to any material business or operations of Customer; and (v) Customer shall not cause or permit any material change in its controlling ownership.

(h) Minimum Tangible Net Worth.Customer's "tangible net worth" shall at all times exceed $1,100,000.00. For the purposes hereof, the term "tangible net worth" shall mean Customer's net worth as shown on Customer's regular financial statements prepared in a manner consistent with the terms hereof, but excluding an amount equal to: (i) any assets which are ordinarily classified as "intangible" in accordance with generally accepted accounting principles, and
(ii) any amounts now or hereafter directly or indirectly owing to Customer by officers, shareholders or affiliates of Customer.

(i) Debt to Tangible Net Worth. The ratio of Customer's total debt to Customer's tangible net worth, determined as aforesaid, shall not at any time exceed 2 to 1.

4.4 Collateral

(a) Pledge of Collateral. To secure payment and performance of the Obligations, Customer hereby pledges, assigns, transfers and sets over to MLBFS, and grants to MLBFS first liens and security interests in and upon all of the Collateral, subject only to Permitted Liens.

(b) Liens. Except upon the prior written consent of MLBFS, Customer shall not create or permit to exist any lien, encumbrance or security interest upon or with respect to any Collateral now owned or hereafter acquired other than Permitted Liens.

(c) Performance of Obligations. Customer shall perform all of its obligations owing on account of or with respect to the Collateral; it being understood that nothing herein, and no action or inaction by MLBFS, under this Loan Agreement or otherwise, shall be deemed an assumption by MLBFS of any of Customer's said obligations.

(d) Sales and Collections. So long as no Event of Default shall have occurred and be continuing, Customer may in the ordinary course of its business: (i) sell any Inventory normally held by Customer for sale, (ii) use or consume any materials and supplies normally held by Customer for use or consumption, and
(iii) collect all of its Accounts. Customer shall take such action with respect to protection of its Inventory and the other Collateral and the collection of its Accounts as MLBFS may from time to time reasonably request.

(e) Account Schedules. Upon the request of MLBFS, made now or at any reasonable time or times hereafter, Customer shall deliver to MLBFS, in addition to the other information required hereunder, a schedule identifying, for each Account and all Chattel Paper subject to MLBFS' security interests hereunder, each Account Debtor by name and address and amount, invoice or contract number and date of each invoice or contract. Customer shall furnish to MLBFS such additional information with respect to the Collateral, and amounts received by Customer as proceeds of any of the Collateral, as MLBFS may from time to time reasonably request.

(f) Alterations and Maintenance. Except upon the prior written consent of MLBFS, Customer shall not make or permit any material alterations to any tangible Collateral which might materially reduce or impair its market value or utility. Customer shall at all times keep the tangible Collateral in good condition and repair, reasonable wear and tear excepted, and shall pay or cause to be paid all obligations arising from the repair and maintenance of such Collateral, as well as all obligations with respect to each Location of Tangible Collateral, except for any such obligations being contested by Customer in good faith by appropriate proceedings.

(g) Location. Except for movements required in the ordinary course of Customer's business, Customer shall give MLBFS 30 days' prior written notice of the placing at or movement of any tangible Collateral to any location other than a Location of Tangible Collateral. In no event shall Customer cause or permit any material tangible Collateral to be removed from the United States without the express prior written consent of MLBFS.

(h) Insurance. Customer shall insure all of the tangible Collateral under a policy or policies of physical damage insurance providing that losses will be payable to MLBFS as its interests may appear pursuant to a Lender's Loss Payable Endorsement and containing such other provisions as may be reasonably required by MLBFS. Customer shall further provide and maintain a policy or policies of comprehensive public liability insurance naming MLBFS as an additional party insured. Customer shall maintain such other insurance as may be required by law or is customarily maintained by companies in a similar business or otherwise reasonably required by MLBFS. All such insurance policies shall provide that MLBFS will receive not less than 10 days prior written notice of any cancellation, and shall otherwise be in form and amount and with an insurer or insurers reasonably acceptable to MLBFS. Customer shall furnish MLBFS with a copy or certificate of each such policy or policies and, prior to any expiration or cancellation, each renewal or replacement thereof.

(i) Event of Loss. Customer shall at its expense promptly repair all repairable damage to any tangible Collateral. In the event that any tangible Collateral is damaged beyond repair, lost, totally destroyed or confiscated (an "Event of Loss") and such Collateral had a value prior to such Event of Loss of $25,000.00 or more, then, on or before the first to occur of (i) 90 days after the occurrence of such Event of Loss, or (ii) 10 Business Days after the date on which either Customer or MLBFS shall receive any proceeds of insurance on account of such Event of Loss, or any underwriter of insurance on such Collateral shall advise either Customer or MLBFS that it disclaims liability in respect of such Event of Loss, Customer shall, at Customer's option, either replace the Collateral subject to such Event of Loss with comparable Collateral free of all liens other than Permitted Liens (in which event Customer shall be entitled to utilize the proceeds of insurance on account of such Event of Loss for such purpose, and may retain any excess proceeds of such insurance), or permanently prepay the Loan by an amount equal to the actual cash value of such Collateral as determined by either the insurance company's payment (plus any applicable deductible) or, in absence of insurance company payment, as reasonably determined by MLBFS; it being further understood that any such permanent prepayment shall be accompanied by a like permanent reduction in the Maximum WCMA Line of Credit. Notwithstanding the foregoing, if at the time of occurrence of such Event of Loss or any time thereafter prior to replacement or line reduction, as aforesaid, an Event of Default shall have occurred and be continuing hereunder, then MLBFS may at its sole option, exercisable at any time while such Event of Default shall be continuing, require Customer to either replace such Collateral or prepay the Loan and reduce the Maximum WCMA Line of Credit, as aforesaid.

(j) Notice of Certain Events. Customer shall give MLBFS immediate notice of any attachment, lien, judicial process, encumbrance or claim affecting or involving $25,000.00 or more of the Collateral.

(k) Indemnification. Customer shall indemnify, defend and save MLBFS harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any nature whatsoever which may be asserted against or incurred by MLBFS arising out of or in any manner occasioned by (i) the ownership, collection, possession, use or operation of any Collateral, or (ii) any failure by Customer to perform any of its obligations hereunder; excluding, however, from said indemnity any such claims, liabilities, etc. arising directly out of the willful wrongful act or active gross negligence of MLBFS. This indemnity shall survive the expiration or termination of this Loan Agreement as to all matters arising or accruing prior to such expiration or termination.

4.5 Events of Default.

The occurrence of any of the following events shall constitute an "Event of Default" under this Loan Agreement:

(a) Failure to Pay. (i) Customer shall fail to deposit into the WCMA Account an amount sufficient to assure that the WCMA Loan Balance does not exceed the Maximum WCMA Line of Credit, as reduced in accordance with the provisions hereof, or (ii) Customer shall fail to pay to MLBFS or deposit into the WCMA Account when due any other amount owing or required to be paid or deposited by Customer under this Loan Agreement, or (iii) Customer shall fail to pay when due any other Obligations; and any such failure shall continue for more than five
(5) Business Days after written notice thereof shall have been given by MLBFS to Customer.

(b) Failure to Perform. Customer shall default in the performance or observance of any covenant or agreement on its part to be performed or observed under this Loan Agreement or any of the Additional Agreements (not constituting an Event of Default under any other clause of this Section), and such default shall continue unremedied for ten (10) Business Days after written notice thereof shall have been given by MLBFS to Customer.

(c) Breach of Warranty. Any representation or warranty made by Customer or any other party providing collateral for the Obligations contained in this Loan Agreement or any of the other Additional Agreements shall at any time prove to have been incorrect in any material respect when made.

(d) Default Under Other Agreement. A default or Event of Default by Customer shall occur under the terms of any other agreement, instrument or document with or intended for the benefit of MLBFS, MLPF&S or any of their affiliates, and any required notice shall have been given and required passage of time shall have elapsed.

(e) Bankruptcy Event. Any Bankruptcy Event shall occur.

(f) Material Impairment. Any event shall occur which shall reasonably cause MLBFS to in good faith believe that the prospect of full payment or performance by Customer of its liabilities or obligations under this Loan Agreement or any of the Additional Agreements to which Customer is a party has been materially impaired. The existence of such a material impairment shall be determined in a manner consistent with the intent of Section 1-208 of the UCC.

(g) Acceleration of Debt to Other Creditors. Any event shall occur which results in the acceleration of the maturity of any indebtedness of $100,000.00 or more of Customer to another creditor under any indenture, agreement, undertaking, or otherwise.

(h) Seizure or Abuse of Collateral. The Collateral, or any material part thereof, shall be or become subject to any material abuse or misuse, or any levy, attachment, seizure or confiscation which is not released within ten (10) Business Days.

4.6 Remedies.

(a) Remedies Upon Default. Upon the occurrence and during the continuance of any Event of Default, MLBFS may at its sole option do any one or more or all of the following, at such time and in such order as MLBFS may in its sole discretion choose:

(i) Termination. MLBFS may without notice terminate its obligation to make the Loan (if the Loan has not then been funded), terminate the WCMA Line of Credit, and terminate any obligation to make any Subsequent WCMA Loan (including, without limitation, any Subsequent WCMA Loan to pay accrued interest) or otherwise extend any credit to or for the benefit of Customer (it being understood that upon the occurrence of any Bankruptcy Event the WCMA Line of Credit and all such obligations shall automatically terminate without any action on the part of MLBFS); and upon any such termination MLBFS shall be relieved of all such obligations.

(ii) Acceleration. MLBFS may declare the WCMA Loan Balance and all other Obligations to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable, without presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate or other notice or formality of any kind, all of which are hereby expressly waived; provided, however, that upon the occurrence of any Bankruptcy Event the WCMA Loan Balance and other Obligations shall automatically become due and payable without any action on the part of MLBFS.

(iii) Exercise Rights of Secured Party. MLBFS may exercise any or all of the remedies of a secured party under applicable law, including, but not limited to, the UCC, and any or all of its other rights and remedies under this Loan Agreement and the Additional Agreements.

(iv) Possession. MLBFS may require Customer to make the Collateral and the records pertaining to the Collateral available to MLBFS at a place designated by MLBFS which is reasonably convenient to Customer, or may take possession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice to Customer.

(v) Sale. MLBFS may sell any or all of the Collateral at public or private sale upon such terms and conditions as MLBFS may reasonably deem proper. MLBFS may purchase any Collateral at any such public sale. The net proceeds of any such public or private sale and all other amounts actually collected or received by MLBFS pursuant hereto, after deducting all costs and expenses incurred at any time in the collection of the Obligations and in the protection, collection and sale of the Collateral, will be applied to the payment of the Obligations, with any remaining proceeds paid to Customer or whoever else may be entitled thereto, and with Customer remaining liable for any amount remaining unpaid after such application.

(vi) Delivery of Cash, Checks, Etc. MLBFS may require Customer to forthwith upon receipt, transmit and deliver to MLBFS in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by MLBFS) which may be received by Customer at any time in full or partial payment of any Collateral, and require that Customer not commingle any such items which may be so received by Customer with any other of its funds or property but instead hold them separate and apart and in trust for MLBFS until delivery is made to MLBFS.

(vii) Notification of Account Debtors. MLBFS may notify any Account Debtor that its Account or Chattel Paper has been assigned to MLBFS and direct such Account Debtor to make payment directly to MLBFS of all amounts due or becoming due with respect to such Account or Chattel Paper; and MLBFS may enforce payment and collect, by legal proceedings or otherwise, such Account or Chattel Paper.

(viii) Control of Collateral. MLBFS may otherwise take control in any lawful manner of any cash or non-cash items of payment or proceeds of Collateral and of any rejected, returned, stopped in transit or repossessed goods included in the Collateral and endorse Customer's name on any item of payment on or proceeds of the Collateral.

(b) Set-Off. MLBFS shall have the further right upon the occurrence and during the continuance of an Event of Default to set-off, appropriate and apply toward payment of any of the Obligations, in such order of application as MLBFS may from time to time and at any time elect, any cash, credit, deposits, accounts, financial assets, investment property, securities and any other property of Customer which is in transit to or in the possession, custody or control of MLBFS, MLPF&S or any agent, bailee, or affiliate of MLBFS or MLPF&S. Customer hereby collaterally assigns and grants to MLBFS a continuing security interest in all such property as additional Collateral.

(c) Power of Attorney. Effective upon the occurrence and during the continuance of an Event of Default, Customer hereby irrevocably appoints MLBFS as its attorney-in-fact, with full power of substitution, in its place and stead and in its name or in the name of MLBFS, to from time to time in MLBFS' sole discretion take any action and to execute any instrument which MLBFS may deem necessary or advisable to accomplish the purposes of this Loan Agreement, including, but not limited to, to receive, endorse and collect all checks, drafts and other instruments for the payment of money made payable to Customer included in the Collateral.

(d) Remedies are Severable and Cumulative. All rights and remedies of MLBFS herein are severable and cumulative and in addition to all other rights and remedies available in the Additional Agreements, at law or in equity, and any one or more of such rights and remedies may be exercised simultaneously or successively.

(e) Notices. To the fullest extent permitted by applicable law, Customer hereby irrevocably waives and releases MLBFS of and from any and all liabilities and penalties for failure of MLBFS to comply with any statutory or other requirement imposed upon MLBFS relating to notices of sale, holding of sale or reporting of any sale, and Customer waives all rights of redemption or reinstatement from any such sale. Any notices required under applicable law shall be reasonably and properly given to Customer if given by any of the methods provided herein at least 5 Business Days prior to taking action. MLBFS shall have the right to postpone or adjourn any sale or other disposition of Collateral at any time without giving notice of any such postponed or adjourned date. In the event MLBFS seeks to take possession of any or all of the Collateral by court process, Customer further irrevocably waives to the fullest extent permitted by law any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and any demand for possession prior to the commencement of any suit or action.

4.7 Miscellaneous.

(a) Non-Waiver. No failure or delay on the part of MLBFS in exercising any right, power or remedy pursuant to this Loan Agreement or any of the Additional Agreements shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Neither any waiver of any provision of this Loan Agreement or any of the Additional Agreements, nor any consent to any departure by Customer therefrom, shall be effective unless the same shall be in writing and signed by MLBFS. Any waiver of any provision of this Loan Agreement or any of the Additional Agreements and any consent to any departure by Customer from the terms thereof shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, no notice to or demand on Customer shall in any case entitle Customer to any other or further notice or demand in similar or other circumstances.

(b) Disclosure. Customer hereby irrevocably authorizes MLBFS and each of its affiliates, including without limitation MLPF&S, to at any time (whether or not an Event of Default shall have occurred) obtain from and disclose to each other any and all financial and other information about Customer.

(c) Communications. All notices and other communications required or permitted hereunder or in connection with any of the Additional Agreements shall be in writing, and shall be either delivered personally, mailed by postage prepaid certified mail or sent by express overnight courier or by facsimile. Such notices and communications shall be deemed to be given on the date of personal delivery, facsimile transmission or actual delivery of certified mail, or one Business Day after delivery to an express overnight courier. Unless otherwise specified in a notice sent or delivered in accordance with the terms hereof, notices and other communications in writing shall be given to the parties hereto at their respective addresses set forth at the beginning of this Loan Agreement, or, in the case of facsimile transmission, to the parties at their respective regular facsimile telephone number.

(d) Costs, Expenses and Taxes. Customer shall upon demand pay or reimburse MLBFS for: (i) all Uniform Commercial Code and other filing and search fees and expenses incurred by MLBFS in connection with the verification, perfection or preservation of MLBFS' rights hereunder or in the Collateral or any other collateral for the Obligations; (ii) any and all stamp, transfer and other taxes and fees payable or determined to be payable in connection with the execution, delivery and/or recording of this Loan Agreement or any of the Additional Agreements; and (iii) all reasonable fees and out-of-pocket expenses (including, but not limited to, reasonable fees and expenses of outside counsel) incurred by MLBFS in connection with the collection of any sum payable hereunder or under any of the Additional Agreements not paid when due, the enforcement of this Loan Agreement or any of the Additional Agreements and the protection of MLBFS' rights hereunder or thereunder, excluding, however, salaries and normal overhead attributable to MLBFS' employees. The obligations of Customer under this paragraph shall survive the expiration or termination of this Loan Agreement and the discharge of the other Obligations.

(e) Right to Perform Obligations. If Customer shall fail to do any act or thing which it has covenanted to do under this Loan Agreement or any representation or warranty on the part of Customer contained in this Loan Agreement shall be breached, MLBFS may, in its sole discretion, after 5 Business Days written notice is sent to Customer (or such lesser notice, including no notice, as is reasonable under the circumstances), do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all reasonable amounts so expended by MLBFS shall be repayable to MLBFS by Customer upon demand, with interest at the Interest Rate during the period from and including the date funds are so expended by MLBFS to the date of repayment, and all such amounts shall be additional Obligations. The payment or performance by MLBFS of any of Customer's obligations hereunder shall not relieve Customer of said obligations or of the consequences of having failed to pay or perform the same, and shall not waive or be deemed a cure of any Default.

(f) Further Assurances. Customer agrees to do such further acts and things and to execute and deliver to MLBFS such additional agreements, instruments and documents as MLBFS may reasonably require or deem advisable to effectuate the purposes of this Loan Agreement or any of the Additional Agreements, or to establish, perfect and maintain MLBFS' security interests and liens upon the Collateral, including, but not limited to: (i) executing financing statements or amendments thereto when and as reasonably requested by MLBFS; and (ii) if in the reasonable judgment of MLBFS it is required by local law, causing the owners and/or mortgagees of the real property on which any Collateral may be located to execute and deliver to MLBFS waivers or subordinations reasonably satisfactory to MLBFS with respect to any rights in such Collateral.

(g) Binding Effect. This Loan Agreement and the Additional Agreements shall be binding upon, and shall inure to the benefit of MLBFS, Customer and their respective successors and assigns. Customer shall not assign any of its rights or delegate any of its obligations under this Loan Agreement or any of the Additional Agreements without the prior written consent of MLBFS. Unless otherwise expressly agreed to in a writing signed by MLBFS, no such consent shall in any event relieve Customer of any of its obligations under this Loan Agreement or any of the Additional Agreements.

(h) Headings. Captions and section and paragraph headings in this Loan Agreement are inserted only as a matter of convenience, and shall not affect the interpretation hereof.

(i) Governing Law. This Loan Agreement and, unless otherwise expressly provided therein, each of the Additional Agreements, shall be governed in all respects by the laws of the State of Illinois.

(j) Severability of Provisions. Whenever possible, each provision of this Loan Agreement and the Additional Agreements shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Loan Agreement or any of the Additional Agreements which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Loan Agreement and the Additional Agreements or affecting the validity or enforceability of such provision in any other jurisdiction.

(k) Term. This Loan Agreement shall become effective on the date accepted by MLBFS at its office in Chicago, Illinois, and, subject to the terms hereof, shall continue in effect so long thereafter as: (i) MLBFS shall be obligated to make the Loan, (ii) the WCMA Line of Credit shall be in effect, (iii) there shall be any moneys outstanding under this Loan Agreement, or (iv) there shall be any other Obligations outstanding.

(l)  Counterparts.   This  Loan  Agreement  may  be  executed  in  one  or  more counterparts which, when taken together, constitute one and the same agreement.

(m) Jurisdiction; Waiver. Customer acknowledges that this Loan Agreement is being accepted by MLBFS in partial consideration of MLBFS' right and option, in its sole discretion, to enforce this Loan Agreement and the Additional Agreements in either the State of Illinois or in any other jurisdiction where Customer or any collateral for the Obligations may be located. Customer consents to jurisdiction in the State of Illinois and venue in any State or Federal Court in the County of Cook for such purposes, and Customer waives any and all rights to contest said jurisdiction and venue. Customer further waives any rights to commence any action against MLBFS in any jurisdiction except in the County of Cook and State of Illinois. MLBFS and Customer hereby each expressly waive any and all rights to a trial by jury in any action, proceeding or counterclaim brought BY either of the parties against the other party with respect to any matter relating to, arising out of or in any way connected with the Loan, this Loan Agreement, any Additional Agreements and/or any of the transactions which are the subject matter of this Loan Agreement.

(n) Integration. This Loan Agreement, together with the Additional Agreements, constitutes the entire understanding and represents the full and final agreement between the parties with respect to the subject matter hereof, and may not be contradicted by evidence of prior written agreements or prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements of the parties. Without limiting the foregoing, Customer acknowledges that: (i) no promise or commitment has been made to it by MLBFS, MLPF&S or any of their respective employees, agents or representatives to make the Loan OR ANY SUBSEQUENT WCMA LOAN on any terms other than as expressly set forth herein, or to make any other loan or otherwise extend any other credit to Customer or any other party; and (ii) except as otherwise expressly provided herein, this Loan Agreement supersedes and replaces any and all proposals, letters of intent and approval and commitment letters from MLBFS to Customer, none of which shall be considered an Additional Agreement. No amendment or modification of this Agreement or any of the Additional Agreements to which Customer is a party shall be effective unless in a writing signed by both MLBFS and Customer.

IN WITNESS WHEREOF, this Loan Agreement has been executed as of the day and year first above written.

TELEBYTE TECHNOLOGY INC.

By: ___________________________________________________________________________
                  Signature (1)                      Signature (2)

-------------------------------------------------------------------------------
                  Printed Name                       Printed Name

-------------------------------------------------------------------------------
                  Title                              Title


Accepted at Chicago, Illinois:
MERRILL LYNCH BUSINESS FINANCIAL
SERVICES INC.

By:___________________________________________________________

                                    EXHIBIT A

ATTACHED TO AND HEREBY MADE A PART OF WCMA REDUCING REVOLVERsm LOAN AND SECURITY AGREEMENT NO. 839-07K51 BETWEEN MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. AND TELEBYTE TECHNOLOGY INC.
================================================================================


Locations of Tangible Collateral:

              CLOSING CERTIFICATE

================================================================================

The undersigned, TELEBYTE TECHNOLOGY INC., a corporation organized and existing under the laws of the State of Nevada ("Customer"), as a primary inducement to MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("MLBFS") to make a loan to Customer (the "Loan") pursuant to that certain WCMA REDUCING REVOLVERsm LOAN AND SECURITY AGREEMENT No. 839-07K51 between Customer and MLBFS dated as of January 7, 1999 (the "Loan Agreement") DOES HEREBY REPRESENT, WARRANT AND AGREE AS
FOLLOWS:

1. All of Customer's representations and warranties in the Loan Agreement are true and correct and remade as of the date hereof, and, without limiting the foregoing: (i) subject only to "Permitted Liens" (as defined in the Loan Agreement), MLBFS has a first lien and security interest upon all of the "Collateral" under the Loan Agreement (including any Collateral financed or refinanced with the proceeds of the Loan), and (ii) the Loan is being applied on account of and will satisfy the "Loan Purpose" under the Loan Agreement.

2. There has not occurred any event which constitutes a "Default" under the Loan Agreement.

3. There has not occurred any material adverse change in the business or financial condition of Customer since the date of the last financial statements submitted to MLBFS.

4. MLBFS is hereby authorized and directed to disburse the proceeds of the Loan in the amount of $1,000,000.00, by wire transfer as follows:

Into Merrill Lynch Account No. 839-07D64








Dated this ____ day of ___________________, 1999

TELEBYTE TECHNOLOGY INC.

By: ___________________________________________________________________________
                  Signature (1)                      Signature (2)

-------------------------------------------------------------------------------
                  Printed Name                       Printed Name

-------------------------------------------------------------------------------
                  Title                              Title
                                                        SECRETARY'S CERTIFICATE
================================================================================
The undersigned hereby certifies to Merrill Lynch Business Financial Services Inc. that the undersigned is the duly appointed and acting Secretary (or Assistant Secretary) of TELEBYTE TECHNOLOGY INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and that the following is a true, accurate and compared transcript of resolutions duly, validly and lawfully adopted on the _______ day of ____________________, 1999 by the Board of Directors of said Corporation acting in accordance with the laws of the state of incorporation and the charter and by-laws of said
Corporation:

"RESOLVED, that this Corporation is authorized and empowered, now and from time to time hereafter, to borrow and/or obtain credit from, and/or enter into other financial arrangements with, MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("MLBFS"), and in connection therewith to grant to MLBFS liens and security interests on any or all property belonging to this Corporation; all such transactions to be on such terms and conditions as may be mutually agreed from time to time between this Corporation and MLBFS; and

"FURTHER RESOLVED, that the President, any Vice President, Treasurer, Secretary or other officer of this Corporation, or any one or more of them, be and each of them hereby is authorized and empowered to: (a) execute and deliver to MLBFS on behalf of this Corporation any and all loan agreements, promissory notes, security agreements, pledge agreements, financing statements, mortgages, deeds of trust, leases and/or all other agreements, instruments and documents required by MLBFS in connection therewith, and any present or future extensions, amendments, supplements, modifications and restatements thereof; all in such form as any such officer shall approve, as conclusively evidenced by his or her signature thereon, and (b) do and perform all such acts and things deemed by any such officer to be necessary or advisable to carry out and perform the undertakings and agreements of this Corporation in connection therewith; and any and all prior acts of each of said officers in these premises are hereby ratified and confirmed in all respects; and

"FURTHER RESOLVED, that MLBFS is authorized to rely upon the foregoing resolutions until it receives written notice of any change or revocation from an authorized officer of this Corporation, which change or revocation shall not in any event affect the obligations of this Corporation with respect to any transaction conditionally agreed or committed to by MLBFS or having its inception prior to the receipt of such notice by MLBFS."

The undersigned further certifies that: (a) the foregoing resolutions have not been rescinded, modified or repealed in any manner, are not in conflict with any agreement of said Corporation and are in full force and effect as of the date of this Certificate, and (b) the following individuals are now the duly elected and acting officers of said Corporation and the signatures set forth below are the true signatures of said officers:

         President: ___________________________________________________________

         Vice President: ______________________________________________________

         Treasurer: ___________________________________________________________

         Secretary:____________________________________________________________

         -----------------: --------------------------------------------------
         Additional Title

IN WITNESS WHEREOF, the undersigned has executed this Certificate and has affixed the seal of said Corporation hereto, pursuant to due authorization, all as of this ________ day of _________________, 1999.

 (Corporate Seal)                           ___________________________________
                                                              Secretary

                               Printed Name:___________________________________